                                                                   Exhibit 10.10

                            SIXTH AMENDMENT TO LEASE

        This SIXTH AMENDMENT TO LEASE ("Sixth Amendment") is made and entered into as of the 24th day of April, 2000 by and between WHLW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and AUTODESK, INC., a California corporation ("Tenant").

                                   RECITALS:

        WHEREAS, Tenant and Landlord's predecessor-in-interest, Connecticut General Life Insurance Company, a Connecticut corporation ("CIGNA"), entered into that certain Office Lease dated August 2, 1993 (the "Original Lease"), for that certain premises specified in the Basic Lease Information attached to the Original Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

        WHEREAS, Tenant and Cigna entered into that certain First Amendment to Lease Agreement dated as of February 14, 1994 (the "First Amendment") whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

        WHEREAS, Tenant and Cigna entered into that certain Second Amendment to Lease dated as of December 22, 1995 (the "Second Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord has succeeded to the interest of Cigna under the Lease, First Amendment and Second Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated as of December 27, 1996 (the "Third Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises and a portion of the Demised Premises was removed from the Demised Premises; and

        WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated as of December ___, 1997 (the "Fourth Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord and Tenant entered into that certain Fifth Amendment to Lease dated as of March 16, 2000 (the "Fifth Amendment"), whereby the Suite 309 Expansion Space and the Suite 200 Expansion Space (collectively consisting of 6,086 rentable square feet and collectively referred to herein as the "200/309 Space") were incorporated within the Demised Premises thereby bringing the total number of rentable square feet within the Demised Premises to 127,102 rentable square feet (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are sometimes collectively referred to herein as the "Lease"); and

        WHEREAS, Landlord and Tenant now desire to amend the Lease to (i) expand the Demised Premises to include approximately 417 rentable square feet located on the third floor of the Building, as more particularly described on Exhibit A attached hereto, and commonly known as Suite 311 of the Building (the "Suite 311 Expansion Space"); (ii) extend the term of the Lease for all of the Demised Premises except for the 200/309 Space and the Suite 311 Expansion Space (the "200/309/311 Space") from December 22, 2000 to December 31, 2005, (iii) extend the term of the Lease for the 200/309 Space from December 22, 2005 to December 31, 2005, (iv) to provide Tenant with one (1) five (5) year option to renew, and
(v) otherwise modify the Lease, all upon the terms and conditions set forth in this Sixth Amendment; and

        WHEREAS, except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Sixth Amendment shall have the same meanings given such terms in the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Addition of Suite 311 Expansion Space. From and after the Suite 311 Expansion Space Commencement Date (as such term is defined below in this Section
1), the Demised Premises shall be expanded to include the Suite 311 Expansion Space, thereby increasing the size of the Demised Premises to 127,519 rentable square feet. The term of the Lease for the Suite 311 Expansion Space shall expire on December 31, 2005 (the "Suite 311 Expansion Space Expiration Date"). As used herein the "Suite 311 Expansion Space Lease Term" shall mean the period of time commencing on the Suite 311 Commencement Date and ending on the Suite 311 Expiration Date. Effective as of the Suite 311 Expansion Space Commencement Date, the Suite 311 Expansion Space shall be added to the Demised Premises and leased on the same terms and conditions set forth in the Lease, as amended by this Sixth Amendment and the "Demised Premises" shall be re-defined so as to include the Suite 311 Expansion Space. As used herein the "Suite 311 Expansion Space Commencement Date" shall mean the earlier of (a) the date upon which Tenant first commences to conduct business in the Suite 311 Expansion Space or
(b) October 1, 2000.

        1.1 Base Monthly Rent. During the Suite 311 Expansion Space Lease Term, the Base Monthly Rent payable by Tenant for the Suite 311 Expansion Space shall be as set forth in the following schedule:

                                                               Monthly Base Rental
                                                                Rate Per Rentable
        Period of Suite 311                                   Square Foot of the
     Expansion Space Lease Term         Base Monthly Rent    Suite 311 Expansion Space
     --------------------------         -----------------    --------------------------
     Suite 311 Expansion Space              $1,021.65                 $2.45
     Commencement Date -12/22/01
          12/23/01-12/22/02                 $1,050.84                 $2.52
         12/23/02 -12/22/03                 $1,084.20                 $2.60

                                                               Monthly Base Rental
                                                                Rate Per Rentable
        Period of Suite 311                                   Square Foot of the
     Expansion Space Lease Term         Base Monthly Rent    Suite 311 Expansion Space
     --------------------------         -----------------    --------------------------
        12/23/03 -12/22/04                   $1,117.56                  $2.68

        12/23/04 -12/31/05                   $1,150.92                  $2.76

               1.2 Tenant's Share; Base Year. Tenant's Share of Expenses and Property Taxes for the Suite 311 Expansion Space shall be 0.313% and shall be calculated separate and apart from Tenant's Share of Expenses for the original Demised Premises (including, without limitation, the 200/309 Space). The Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the Suite 311 Expansion Space shall be the calendar year 2001.

        2. Extension of Term.

               2.1 Extension of the Term for the Demised Premises Except for the 200/309/311 Space. The term of the Lease for all of the Demised Premises except for the 200/309/311 Space, which is currently scheduled to expire on December 22, 2000, is hereby extended for an additional five (5) years and nine (9) days (the "Extension Period") until December 31, 2005, unless sooner terminated in accordance with the Lease, upon all of the terms and conditions set forth in the Lease, except as specifically modified by this Sixth Amendment.

               2.2 Extension of the Term for the 200/309 Space. The term of the Lease for the 200/309 Space, which is scheduled to expire on December 22, 2005, is hereby extended for a period of nine (9) days (the "200/309 Space Extension Period") until December 31, 2005, unless sooner terminated in accordance with the Lease, upon all of the terms and conditions set forth in the Lease, except as specifically modified by this Sixth Amendment.

        3. Base Monthly Rent.

               3.1 Base Monthly Rent for Demised Premises Except for the 200/309/311 Space. During the Extension Period, the Base Monthly Rent payable by Tenant for the Demised Premises except for the 200/309/311 Space shall be as set forth in the following schedule:

                                                        Monthly Base Rental Rate Per
                                                            Rentable Square Foot
           Period of                                       of the Demised Premises
       Extension Period           Base Monthly Rent    Except for the 200/309/311 Space
       ----------------           -----------------    ---------------------------------
      12/23/00-12/22/01            $296,489.20                     $2.45
      12/23/01-12/22/02            $304,960.32                     $2.52
      12/23/02-12/22/03            $314,641.60                     $2.60
      12/23/03-12/22/04            $324,322.88                     $2.68
      12/23/04-12/31/05            $334,004.16                     $2.76

               3.2 Base Monthly Rent for 200/309 Space. Notwithstanding the Base Monthly Rent schedule set forth in Section 2.1 above, during the 200/309 Space Extension Period Tenant shall pay Base Monthly Rent for the 200/309 Space in accordance with Section 2 of the Fifth Amendment.

        4. Base Year. During the Extension Period, the Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the Demised Premises and the Suite 311 Expansion Space except for the 200/309 Space shall be calendar year 2001. Notwithstanding the change in the Base Year for the Demised Premises except for the 200/309 Space, the Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the 200/309 Space during the lease terms therefor, as extended by the 200/309 Space Extension Period, shall remain calendar year 2000.

        5. Construction. Tenant shall be responsible for performing the work and supplying the materials and labor to prepare the Demised Premises (including the Suite 311 Expansion Space but excluding the 200/311 Space) for Tenant's use and occupancy during the Extension Period as set forth in Exhibit B attached hereto. Landlord shall have no obligation to construct or pay for any improvements for the Demised Premises except as set forth in Exhibit B and shall not be liable in any manner for any failure by Tenant to complete construction in a timely manner. Tenant hereby acknowledges and agrees that Tenant shall perform such work in and supply such materials and labor to the Demised Premises (including the Suite 311 Expansion Space but excluding the 200/309 Space) while Tenant is in possession of such space and that Tenant shall not be entitled to any abatement of Rent in connection therewith.

       6. Tenant. Tenant shall have the right to construct a trench on the Site in a location to be mutually agreed upon by Landlord and Tenant and install certain connecting telecommunications equipment in the trench in order to connect certain telecommunications equipment located on the property addressed at 3950 Civic Center Drive, San Rafael, California to certain equipment in the Demised Premises; provided, however, that such rights granted to Tenant are subject to (a) the approval of all applicable governmental agencies, (b) Tenant's compliance with all applicable laws, and (c) Landlord and Tenant entering into a commercially reasonable license agreement which, among other things, shall provide: (i) Landlord with the right to approve the size and location of the trench, the specifications for the equipment to be installed in the trench, and the contractors who will be performing such work on behalf of the Tenant, (ii) that Landlord shall be reimbursed for the costs it incurs in connection with Landlord's review of plans and drawings for Tenant's proposed work and Landlord's oversight of the construction of such work, (iii) Landlord with a commercially reasonable indemnity and releases of liability from Tenant;
(iv) that Tenant's right to construct the trench and to use the connecting telecommunications equipment are subject to the reasonable rules and regulations governing such construction and use which Landlord may establish from time-to-time, and (v) upon Landlord's request, Tenant shall remove the connecting telecommunications equipment from the trench and restore the portion of the Site on which Tenant constructed the trench to the condition such portion of the Site existed immediately prior to Tenant's installation of the trench.

        7. Option To Renew.

               7.1 Option Right. Landlord hereby grants Tenant one (1) option to extend the Term of the Lease for all, but not less than all, of the Demised Premises then leased by Tenant (which for purposes hereof, shall include the 200/309/311 Space) for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of such option to extend, the term of the Lease for all of the Demised Premises then leased to Tenant (and not any portion thereof) shall be extended for the Option Term.

               7.2 Option Rent. The Base Monthly Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the greater of (i) the "Fair Market Rental Rate" for the Demised Premises; or (ii) the Base Monthly Rent payable by Tenant during the last year of the Extension Period. As used herein, the "Fair Market Rental Rate" for purposes of determining the Base Monthly Rent payable by Tenant during the Option Term shall mean the monthly base rent at which non-equity tenants, as of the commencement of the Option Tenant will be leasing non-sublease, non-equity, unencumbered space comparable in size, location and quality to the Demised Premises for a comparable term, which comparable space is located in the Building and in other comparable first-class office buildings in the vicinity of the Building, taking into account and adjusting the Base Year to be the calendar year in which the Option Term commences, and taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Demised Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Demised Premises as of the commencement of the Option Term. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 7.1 above.

               7.3 Exercise of Option. The option contained in this Section 7 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (l3) months nor less than nine (9) months prior to the expiration of the Extension Period stating that Tenant its option (the "Exercise Notice"). If Tenant properly and timely provides the Exercise Notice, the Base Monthly Rent during the Option Term shall be increased to the Option Rent. Landlord shall specify its determination of the Option Rent not less than ninety calendar (90) days prior to the commencement of the Option Term. If Tenant believes that the Option Rent specified by Landlord exceeds the actual fair market rent for the Demised Premises as of the commencement of the Option Term, then Tenant shall so notify Landlord within twenty (20) business days following receipt of Landlord's notice ("Objection Notice"). If Tenant fails to provide an Objection Notice to Landlord within said twenty (20) business days of receipt of Landlord's notice, Landlord's determination of the Option Rent shall be final and binding upon the parties.

               7.4 Arbitration of Option Rent. If the parties are unable to agree upon the Option Rent within ten (10) business days after Landlord's receipt of Tenant's Objection Notice, the Option Rent shall be determined as follows:

                      (i) Within fifteen (l5) days after receipt of the Objection Notice, Tenant shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the Option Term from a broker ("Tenant's Broker") licensed in the State of California and engaged in the office brokerage business in Marin County for at least the immediately preceding five (5) years ("Broker Qualifications"). If Landlord accepts such determination, the Base Monthly Rent for the Option Term shall be increased to an amount equal to the amount determined by Tenant's Broker.

                      (ii) If Landlord does not accept such determination, within fifteen (15) days after receipt of the determination of Tenant's Broker, Landlord shall designate a broker ("Landlord's Broker") with the Broker Qualifications who shall deliver in writing to Tenant its determination of the fair market rent for the Premises for a term equal to the Option Term.

                      (iii) Landlord's Broker and Tenant's Broker shall name a third broker with the Broker Qualifications who shall be competent and impartial ("Third Broker"). The Third Broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. The Third Broker shall choose one of the two estimates of fair market rent submitted by Landlord's Broker and Tenant's Broker, which must be the one that is closer to the fair market rent as determined by the Third Broker. The Third Broker's determination of fair market rent shall be binding upon Landlord and Tenant. If the Third Broker believes that expert advice would materially assist him/her, he/she may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice ("Experts").

                      (iv) Landlord shall pay the costs and fees of Landlord's Broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's Broker in connection with such determination. The costs and fees of the Third Broker and any Experts shall be paid one-half by Landlord and one-half by Tenant.

               7.5 Payment Until Option Rent is Determined. If the amount of the fair market rent is not known as of the commencement of the respective option term, then Tenant shall continue to pay the Base Monthly Rent in effect at the expiration of the Tern until the Option Rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord within fifteen (15) days after receipt of demand.

               7.6 Minimum Base Monthly Rent, Notwithstanding any provision of this Section, in no event shall the Base Monthly Rent payable during the Option Term be less than the sum of (i) the Base Monthly Rent in effect immediately prior to the expiration of the initial Term and (ii) the rent adjustments payable by Tenant on a per square foot basis during the last Lease Year of the initial Term.

               7.7 Suspension of Right to Extend Term of the Lease. Notwithstanding anything in the foregoing to the contrary, at Landlord's option, and in addition to all of

Landlord's remedies under the Lease, at law or in equity, the right to extend the term of the Lease hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant delivers the Exercise Notice or as of the date of the extension, Tenant is in default under this Lease, after giving effect to notice and cure periods, if any. In addition, Tenant's right to extend the term of the Lease is personal to the original Tenant executing this Sixth Amendment, and may not be assigned or exercised, voluntarily or involuntarily, by or to, any person or entity other than the original Tenant, and shall only be available to and exercisable by the Tenant when the original Tenant (or an entity affiliated with Tenant or which controls Tenant, is controlled by Tenant or which is under common control with Tenant or which is the result of a merger or consolidation with Tenant) is in actual and physical possession of the entire Demised Premises, (including, without limitation, the 200/309/3 11 Space).

        8. Deletions. Sections 1.3, 1.6(c) and 1.8 of the Original Lease and
Section 7 of the First Amendment are hereby deleted in their entirety and are of no further force or effect.

        9. Convenient Rent Schedule. Although (i) the Base Monthly Rent payable by Tenant for the Demised Premises except for the 200/309/3 11 Space during the Extension Period is set forth in Section 3.1 above, (ii) the Base Monthly Rent payable by Tenant for the Suite 311 Expansion Space during the Suite 311 Expansion Space Lease Term is set forth in Section 1.1 above and (iii) the Base Monthly Rent payable by Tenant for the 200/309 Space during the term of the lease for the 200/309 Space and the 200/309 Space Extension Period is set forth in Section 3.2 above, for the convenience of the parties, set forth below is the schedule of the Base Monthly Rent payable by Tenant for the entirety of the Demised Premises (including the 200/309/3 11 Space) during the Extension Period

           Period                     Monthly Installment of Base Rent
           ------                     --------------------------------
     12/23/00 to 12/22/01                         $310,595.75
     12/23/01 to 12/22/02                         $319,096.06
     12/23/02 to 12/22/03                         $328,810.70
     12/23/03 to 12/22/04                         $338,525.34
     12/23/04 to 12/31/05                         $348,239.98

        10. Brokers. Landlord and Tenant hereby represent and warrant that it has not dealt with any broker in connection with this Sixth Amendment except for Legacy Partners Commercial, Inc. and Colliers International (collectively, the "Brokers"), and insofar as such party knows, no other broker negotiated or participated in negotiations of this Sixth Amendment or is entitled to any commission in connection herewith. Landlord agrees to pay the commission of the Brokers pursuant to a separate agreement. Each party agrees to indemnify, protect and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

        11. No Further Modification. Except as set forth in this Sixth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.

LANDLORD:                     WHLW REAL ESTATE LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By: LEGACY PARTNERS COMMERCIAL, INC.,
                                  a Texas corporation, as agent and manager for Landlord

                                  By: /s/ BARRY DiRAIMONZO
                                     -------------------------------------------
                                     Name: Barry DiRaimonzo
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


TENANT:                       AUTODESK, INC.,
                              a California corporation

                                  By: /s/ STEVE CAKEBREAD
                                     -------------------------------------------
                                     Name: Steve Cakebread
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                  By: /s/ CAROL BARTZ
                                     -------------------------------------------
                                     Name: Carol Bartz
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]

                            FIFTH AMENDMENT TO LEASE

        This FIFTH AMENDMENT TO LEASE ("Fifth Amendment") is made and entered into as of the 16th day of March, 2000 by and between WHLW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and AUTODESK, INC., a California corporation ("Tenant").

                                   RECITALS:

        WHEREAS, Tenant and Landlord's predecessor-in-interest, Connecticut General Life Insurance Company, a Connecticut corporation ("Cigna"), entered into that certain Office Lease dated August 2, 1993 (the "Original Lease"), for that certain premises specified in the Basic Lease Information attached to the Original Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

        WHEREAS, Tenant and Cigna entered into that certain First Amendment to Lease Agreement dated as of February 14, 1994 (the "First Amendment") whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

        WHEREAS, Tenant and Cigna entered into that certain Second Amendment to Lease dated as of December 22, 1995 (the "Second Amendment"), whereby certain. additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord has succeeded to the interest of Cigna under the Lease, First Amendment and Second Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated as of December 27, 1996 (the "Third Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises and a portion of the Demised Premises was removed from the Demised Premises; and

        WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated as of December 1997 (the "Fourth Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises (the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are sometimes collectively referred to herein as the "Lease"); and

        WHEREAS, Landlord and Tenant now desire to amend the Lease to (i) expand the Demised Premises to include approximately 999 rentable square feet located on the third (3rd) floor of the Building, as more particularly described on Exhibit A attached hereto, and commonly known as Suite 309 of the Building (the "Suite 309 Expansion Space" or the "Suite 309"), (ii) expand the Demised Premises to include approximately 5,087 rentable square feet located on the second (2nd) floor of the Building, as more particularly described on Exhibit B attached hereto, and commonly known as Suite 200 of the Building (the "Suite 200

Expansion Space" or the "Suite 200") and (iii) otherwise modify the Lease, all upon the terms and conditions set forth in this Fifth Amendment (the Suite 200 Expansion Space and the Suite 309 Expansion Space are sometimes collectively referred to herein as the "Expansion Space"); and

        WHEREAS, except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Fifth Amendment shall have the same meanings given such terms in the Lease.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Addition of Expansion Space. From and after the Suite 309 Expansion Space Commencement Date (as such term is defined below in this Section 1), the Demised Premises shall be expanded to include the Suite 309 Expansion Space, thereby increasing the size of the Demised Premises to 122,015 rentable square feet. From and after the Suite 200 Expansion Space Commencement Date (as such term is defined below in this Section 1), the Demised Premises shall be expanded to include the Suite 200 Expansion Space, thereby increasing the size of the Demised Premises to 127,102 rentable square feet. The term of the Lease for the Expansion Space shall expire on December 22, 2005 (the "Expansion Space Expiration Date"). As used herein, the "Suite 309 Expansion Space Lease Term" shall mean the period of time commencing on the Suite 309 Commencement Date and ending on the Expansion Space Expiration Date. As used herein, the "Suite 200 Expansion Space Lease Term" shall mean the period of time commencing on the Suite 200 Expansion Space Commencement Date and ending on the Expansion Space Expiration Date. Effective as of the Suite 309 Expansion Space Commencement Date, the Suite 309 Expansion Space shall be added to the Demised Premises and leased on the same terms and conditions set forth in the Lease, as amended by this Fifth Amendment and the "Demised Premises" shall be re-defined so as to include the Suite 309 Expansion Space. Effective as of the Suite 200 Expansion Space Commencement Date, the Suite 200 Expansion Space shall be added to the Demised Premises and leased on the same terms and conditions set forth in the Lease, as amended by this Fifth Amendment, and the "Demised Premises" shall be re-defined so as to include the Suite 200 Expansion Space. As used herein the Suite 309 Expansion Space Commencement Date shall mean the earlier of (a) the date upon which Tenant first commences to conduct business in the Suite 309 Expansion Space or (b) March 1, 2000. As used herein, the Suite 200 Expansion Space Commencement Date shall mean the earlier to occur of (a) the date upon which Tenant first commences to conduct business in the Suite 200 Expansion Space or (b) May 1, 2000.

        2. Base Rent. The Base Monthly Rent payable by Tenant for the Suite 309 Expansion Space shall equal to $2,147.85 (i.e., $2.15 per rentable square foot of the Suite 309 Expansion Space per month); provided, however, that the Base Monthly Rent payable by Tenant for the Suite 309 Expansion Space for the first full calendar month of the Suite 309 Expansion Space Lease Term shall be abated. The Base Monthly Rent payable by Tenant for the Suite 200 Expansion Space shall equal $10,937.05 (i.e., $2.15 per rentable square foot of the Suite 200 Expansion Square per month); provided, however, that the Base Monthly Rent payable by Tenant for the Suite 200 Expansion Space for the first two and half calendar months of the Suite 200 Expansion Space Lease Tern shall be abated.

        3. Tenant's Share; Base Year. Tenant's Share of Expenses and Property Taxes for the Suite 309 Expansion Space shall be calculated separate and apart from Tenant's Share of Expenses and Property Taxes for the original Demised Premises. Tenant's Share of Expenses and Property Taxes for the Suite 309 Expansion Space is 0.75%. Tenant's Share of Expenses and Property Taxes for the Suite 200 Expansion Space shall be calculated separate and apart from the original Demised Premises. Tenant's Share of Expenses and Property Taxes for the Suite 200 Expansion Space is 3.8%. From and after the Suite 200 Space Commencement Date, Tenant's Share of Expenses and Property Taxes for the Suite 309 Expansion Space and the Suite 200 Expansion Space will be calculated together and together will be 4.55%. The Base Year used to calculate Tenant's Share of Expenses and Property Taxes for the Expansion Space shall be the calendar year 2000.

        4. Parking. Due to the addition of the Expansion Space to the Demised Premises, from and after the Suite 200 Expansion Space Commencement Date, Tenant shall rent additional parking passes at the ratio of the one (1) unreserved parking passes for each 3,000 rentable square feet of the Expansion Space (i.e., 2 additional parking passes). In addition, in connection with Tenant's execution of this Fifth Amendment, in addition to the other reserved parking passes granted to Tenant under the Lease, Tenant shall have the right to convert three
(3) of the unreserved parking passes it is leasing pursuant to this Lease, as amended by this Fifth Amendment, to reserved parking passes.

        5. Construction. Tenant shall be responsible for performing the work and supplying materials and labor to prepare the Expansion Space for Tenant's use and occupancy as set forth in detail in Exhibit C attached hereto. Landlord shall have no obligation to construct or pay for any initial improvements for the Expansion Space and shall not be liable in any manner for any failure by Tenant to complete construction in a timely manner, except as may be set forth in Exhibit C.

        6. Deletions. Section 1.9 of the Original Lease is hereby deleted and is of no further force or effect.

        7. Brokers. Landlord and Tenant hereby represent and warrant that it has not dealt with any broker in connection with this Fifth Amendment except for Legacy Partners Commercial, Inc. and Colliers International (collectively, the "Brokers"), and insofar as such party knows, no other broker negotiated or participated in negotiations of this Fifth Amendment or is entitled to any commission in connection herewith. Each party agrees to indemnify, protect and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commissions or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers.

        8. No Further Modification. Except as set forth in this Fifth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the day and year first above written.

        LANDLORD:             WHLW REAL ESTATE LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By: LEGACY PARTNERS COMMERCIAL, INC.,
                                  a Texas corporation, as agent and manager for Landlord

                                  By: /s/ BARRY DiRAIMONZO
                                     -------------------------------------------
                                     Name: Barry DiRaimonzo
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



       TENANT:                AUTODESK, INC.,
                              a California corporation

                                  By: /s/ STEVE MCMAHON
                                     -------------------------------------------
                                     Name:  Steve McMahon
                                          --------------------------------------
                                     Title: SVP, HR
                                           -------------------------------------


                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]

                           FOURTH AMENDMENT TO LEASE


        THIS FOURTH AMENDMENT TO LEASE (the "Fourth Amendment") is made and entered as of the 22 day of December, 1997, by and between Lincoln Property Company M.S. Inc., as Manager and Agent for WHLW REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTODESK, INC., a California corporation ("Tenant").

                                   WITNESSETH

        WHEREAS, Tenant and Connecticut General Life Insurance Company, a Connecticut corporation ("Cigna") entered into that certain Office Lease dated August 2, 1993 (the "Original Lease"), for that certain premises specified in the Basic Lease Information attached to the Original Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

        WHEREAS, Tenant and Cigna entered into that certain First Amendment to Lease Agreement dated as of February 14, 1994 (the "First Amendment"), whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

        WHEREAS, Tenant and Cigna entered into that certain Second Amendment to Lease dated as of December 22, 1995 (the "Second Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises; and

        WHEREAS, Landlord has succeeded to the interest of Cigna under the Lease, First Amendment and Second Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated as of December 27, 1996 (the "Third Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises and a portion of the Demised Premises was removed from the Demised Premises (the Original Lease, First Amendment, Second Amendment and Third Amendment are sometimes collectively referred to herein as the "Lease"); and

        WHEREAS, Tenant now desires to incorporate within the Demised Premises an additional approximately 10,476 rentable square feet of space on the second
(2nd) floor of the Building, commonly known as Suite 210 ("Suite 210") and more particularly described on the attached Exhibit "A", in accordance with the terms of the Lease, as modified by this Fourth Amendment; and

        WHEREAS, Tenant is currently in possession of Suite 210 under a sublease by and between PacifiCare, as sublandlord, and Tenant, as subtenant (the "Sublease"), which Sublease Tenant represents and warrants to Landlord expires, by its terms, on November 30, 1997, the same date of the expiration date of PacifiCare's lease with Landlord for Suite 210. By entering into this Fourth Amendment, Tenant is deemed to have accepted possession of Suite 210 as of the Suite 210 Commencement Date (as defined below); and

        WHEREAS, Landlord and Tenant desire to further amend and modify certain provisions of the Lease as more particularly described below in order to accommodate the addition of Suite 210.

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Lease shall be amended in the following respects:

               1. Addition of Suite 210/Commencement Date. Pursuant to Article
1.3 of the Original Lease, Tenant does hereby exercise its Expansion Option with respect to Suite 210. The parties shall confirm the measurement of the rentable square feet of Suite 210 pursuant to Article 1.2 of the Original Lease. The Commencement Date for Suite 210 shall be December 20, 1997 (the "Suite 210 Commencement Date"). Upon the Suite 210 Commencement Date, Suite 210 shall be deemed to be a part of the Demised Premises, and except as otherwise provided in this Fourth Amendment, shall be leased upon, and subject to all of the terms, covenants, and conditions of the Lease. Notwithstanding anything to the contrary contained in the Lease, the Lease term for Suite 210 shall be coterminous with the term of the Lease and thus shall expire on December 22, 2000 (the "Expiration Date"), unless sooner terminated or extended in accordance with the terms of the Lease.

        2. Base Monthly Rental. Beginning on the Suite 210 Commencement Date, Tenant shall pay Base Monthly Rental for Suite 210 in an amount equal to $1.99 per rentable square foot of Suite 210 per month (i.e., $20,847.24). Notwithstanding anything contained in Article 1.3(1) of the Original Lease to the contrary, there shall be no abatement of the Base Monthly Rental payable for Suite 210.

        3. Base Year/Tenant's Share. The Base Year with respect to Suite 210 shall be the calendar year 1998. Tenant's Share with respect to Suite 210 shall be 7.86%.

        4. Tenant Improvements. Notwithstanding any provision of the Lease (including Article 1.3 of the Original Lease), Tenant shall occupy Suite 210 in its current "AS IS" condition without any obligation on Landlord's part to construct or pay for any Base Building Work, tenant improvements or refurbishment work in or for Suite 210 prior to delivering possession of Suite 210 to Tenant. Accordingly, the provisions of Article 1.3 of the Original Lease and any Work Letter attached to the Lease are not applicable to Suite 210. Notwithstanding the foregoing sentence, Landlord will provide Tenant with a tenant improvement allowance ("Tenant Improvement Allowance") in the amount of up to, but not exceeding, $3.86 per rentable square foot of Suite 210 (i.e., $40,437.36) and an additional allowance (the "Additional Allowance") in the amount of up to, but not exceeding, $0.22 per square rentable square foot of Suite 210 (i.e., $2,252.34) (the Tenant Improvement Allowance and Additional Allowance shall collectively be referred to as the "Allowances"). Tenant may use the Allowances to help pay for the cost of the tenant improvements and alterations it desires to make Suite 210 and any other part of the Demised Premises which Tenant leases in the Building at any time after the date hereof and during the term of the Original Lease pursuant to the provisions of Article
4.1 of the Original Lease; provided, however, that (i) the Additional Allowance shall only be used to pay costs and fees of the architect and engineers for the plans for such tenant improvements and alterations, (ii) Tenant Improvement Allowance shall not be used for any personal property of Tenant including but not limited to telephone and data cabling or appliances, and iii) in the event Tenant does not use the entire amount of the Allowances to pay for such tenant improvement costs, Tenant shall not be entitled to any credits or refunds thereof.

               4.1 Disbursements of Allowances. Landlord shall disburse the Allowances on a progress payment basis (but not more frequently then once every month) during the construction of the applicable tenant improvements and alterations and after Landlord's receipt of any or all of the following as applicable:

                      (i) Architect's Certificate of Payment, AIA Form G702;

                      (ii) A certificate subscribed by Tenant and approved by Landlord, setting forth the total cost of the work performed to date and the cost of all work performed since the last previous disbursement;

                      (iii) Either a Conditional Waiver and Release Upon Progress Payment or a Conditional Waiver and Release Upon Final Payment, as appropriate, in the form prescribed by California Civil Code section 3262 ("Section 3262"), executed by the contractor intended to be paid out of the particular disbursement and covering all labor, services, equipment and materials performed or supplied by the contractor since the last previous disbursement; and

                      (iv) Either an Unconditional Waiver and Release Upon Progress Payment or an Unconditional Waiver and Release Upon Final Payment, as appropriate, in the form prescribed by Section 3262, executed by the contractor paid out of the last previous disbursement covering all labor, services, equipment and materials performed or supplied by the contractor prior to the last previous disbursements.

        The final request for disbursement shall include a current preliminary title report indicating that there are no liens against the Building arising out of the construction of such tenant improvements.

               5. Termination Fee. Article 1.9 of the Original Lease is hereby amended so that the termination fee payable by Tenant equals the sum of (a) the unamortized portion of the brokerage commissions paid or incurred by Landlord in connection with this Fourth Amendment and the leasing of Suite 210; plus (b) the unamortized portion of the Allowances provided by Landlord for Suite 210 pursuant to this Fourth Amendment. The brokerage commissions and Allowances for Suite 210 shall be amortized on a straight-line basis over the scheduled 36-month initial lease term for Suite 210, together with interest at the rate of ten percent (10%) per annum, and the unamortized portion thereof shall be determined based upon the unexpired portion of such 36-month lease term for Suite 210 as of September 30, 1999 had this Lease not been terminated pursuant to Article 1.9 of the Original Lease. As soon as reasonably practicable following the Suite 210 Commencement Date, Landlord shall deliver to Tenant a written summary of the amount of the leasing commissions incurred by Landlord for the leasing of Suite 210 to Tenant.

               6. Parking. In connection with the incorporation of Suite 210 to the Demised Premises, effective from and after the Suite 210 Commencement Date, pursuant to Section I(1) and Article 1.5 of the Original Lease, Tenant shall rent an additional three (3) Reserved Parking Spaces which shall bring the total number of Reserved Parking Spaces rented by Tenant pursuant to the Lease to forty (40).

               7. Brokers. Landlord agrees to pay Colliers Advisory Group and Lincoln Property Company Management Services, Inc. (collectively, "Brokers") a commission in connection with this Fourth Amendment and the leasing of Suite 210 pursuant to a separate agreement between Landlord and Brokers. Tenant represents and warrants to Landlord that Tenant has not had any discussions or negotiations or otherwise dealt with any other real estate broker or agent other than Brokers in connection with this Fourth Amendment or the leasing of Suite 210. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all costs, expenses, claims and liabilities (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Fourth Amendment or its negotiation or the leasing of Suite 210 or its negotiation by reason of any act of Tenant, except Damner Pike & Company and Seagate Properties, Inc.

               8. Tenant Certificate. Tenant hereby acknowledges that as of the date on which Landlord and Tenant execute this Fourth Amendment, there is a deed of trust encumbering, and in force against, the Demised Premises and the Site in favor of General Electric Capital Corporation, a New York corporation (the "Current Lender"). Simultaneously with Tenant's execution of this Fourth Amendment, Tenant shall sign, notarize and deliver a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit "B" attached hereto, entitled "Tenant Certificate." If Landlord at any time during the term of the Lease causes the Demised Premises, the Building and/or the Site to be encumbered by a new deed of trust or mortgage pursuant to which the beneficiary of such deed of trust or mortgage is a party or entity other than the Current Lender, the parties acknowledge and agree that the form of any non-disturbance and attornment agreement that may be requested to be executed and delivered by Tenant in connection therewith will not be the "Tenant Certificate" attached to this Fourth Amendment as Exhibit "B". If the foregoing occurs and/or if any party which acquires, or otherwise succeeds to, Landlord's interest in the Demised Premises, the Building or the Site (including, without limitation, any ground lessee) encumbers or places a lien against the Demised Premises, the Building or the Site with a mortgage, deed of trust or similar security instrument and the beneficiary thereof requires the Lease, as amended hereby, to be subordinated to such encumbrance or lien, Landlord or the successor of Landlord will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Landlord or such successor of Landlord, the subject beneficiary and Tenant. If said subordination, non-disturbance and attornment agreement is required and agreed upon by the aforesaid parties, Landlord or the successor of Landlord, the subject beneficiary and Tenant shall cause any such subordination, non-disturbance and attornment agreement to be executed, acknowledged and recorded concurrently with, or as soon as practicable after, the execution and recordation of any such lien, deed of trust or mortgage. In addition to the foregoing, if Landlord enters into a ground lease with regard to the Building and/or the Site and such ground lessee requires the Lease, as amended hereby, to be subordinated to such ground lease, the ground lessee and ground lessor will use commercially reasonable efforts to provide to Tenant a subordination, non-disturbance and attornment agreement in form reasonably acceptable to such ground lessee, ground lessor, any beneficiary of ground lessee, and to Tenant.

               9. Defined Terms. Except as amended by this Fourth Amendment, all of the capitalized terms used herein but not herein defined shall have the same meanings ascribed to them in the Lease.

               10. Status of Lease. Except as amended by this Fourth Amendment, the Lease remains unchanged, and as amended, all of the terms, covenants and conditions of the Lease remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

"LANDLORD"                              WHLW REAL ESTATE LIMITED
                                        PARTNERSHIP, a Deleware limited
                                        partnership


                                        By: Lincoln Property Company Management
                                        Services, Inc. as Manager and Agent for
                                        Landlord

                                        By: /s/ D. ALLEN PALMER
                                           -------------------------------------
                                        Name: D. Allen Palmer
                                             -----------------------------------
                                        Title: Senior Vice President
                                              ----------------------------------


"TENANT"                                AUTODESK, INC.,
                                        a California corporation

                                        By: /s/  CAROL BARTZ
                                           -------------------------------------
                                        Name: Carol Bartz
                                             -----------------------------------
                                        Title: Chairman & CEO
                                              ----------------------------------

                            THIRD AMENDMENT TO LEASE


               THIS THIRD AMENDMENT TO LEASE (the "Third Amendment") is made and entered as of the 27th day of December, 1996, by and between LINCOLN PROPERTY COMPANY M.S., INC., as Manager for WHLW Real Estate Limited Partnership, a Delaware Limited Partnership ("Landlord") and AUTODESK, INC., a California corporation ("Tenant").

                                   WITNESSETH

               WHEREAS, Tenant and Connecticut General Life Insurance Company, a Connecticut corporation ("Cigna") entered into that certain Office Lease dated August 2, 1993 (the "Original Lease"), for that certain premises specified in the Basic Lease Information attached to the Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

               WHEREAS, Tenant and Cigna entered into that certain First Amendment to Lease Agreement dated as of February 14, 1994 (the "First Amendment"), whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

               WHEREAS, Tenant and Cigna entered into that certain Second Amendment to Lease dated as of December 22, 1995 (the "Second Amendment"), whereby certain additional Expansion Space was incorporated within the Demised Premises (the Original Lease, First Amendment and Second Amendment are sometimes collectively referred to herein as the "Lease"); and

               WHEREAS, Tenant now desires to incorporate additional Expansion Space within the Demised Premises in accordance with the terns of the Lease; and

               WHEREAS, Landlord and Tenant now desire to remove from the Demised Premises a portion of Suite 302 located on the third floor of the Building containing approximately 118 rentable square feet as described in Exhibit "C", which Exhibit is attached hereto and incorporated herein (the "Reduction Space"), and accordingly terminate the Lease with respect to the Reduction Space;

               WHEREAS, Landlord and Tenant desire to further amend and modify certain provisions of the Lease as more particularly described below in order to accommodate the addition of the Expansion Space and the removal of the Reduction Space;

               NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Lease shall be amended in the following respects:

        A. Expansion Space.

               1. Exercise of Expansion Option. Pursuant to Article 1.3 of the Lease, Tenant does hereby exercise its Expansion Option with respect to two (2) separate spaces, the first space consisting of 1,101 rentable square feet of space located on the third floor of the Building ("Suite 300"), and is more particularly described on the attached Exhibit "A-1", and the second space consisting of 1,281 rentable square feet of space located on the second floor of the Building ("Suite 204"), and is more particularly described on the attached Exhibit "A-2", both of which Exhibits are hereby incorporated into this Third Amendment. The parties shall confirm the measurement of the square footage of each of Suite 300 and Suite 204 in accordance with the terms of Article 1.2 of the Lease. Suite 300 and Suite 204 may be collectively referred to herein as the "Suites" and individually as a "Suite".

               2. Expansion Space Term. In accordance with Article 1.3(2) of the Lease, the Commencement Date for Suite 300 shall be sixty (60) days following the date that Landlord delivers possession (as that term is defined in Paragraph
A.5 hereof) of Suite 300 to the Tenant (the "300 Commencement Date") and the Commencement Date for Suite 204 shall be forty-five (45) days following the date Landlord delivers possession (as defined in Paragraph A.5 hereof) of Suite 204 to the Tenant (the "204 Commencement Date"). The term for both Suites 204 and 300 shall be coterminous with the term of the Lease and thus shall expire on December 22, 2000, unless extended in accordance with the terms of the Lease (the "Expiration Date"). Subject to the abatement provisions in Paragraph A.5 below, Landlord shall not be liable to Tenant for any damages if Landlord is unable to deliver possession of the applicable Suite to Tenant on or before such applicable Commencement Date for any reason whatsoever (including delays in vacation of Suite 204 by the existing tenant), and such failure shall not affect the validity of the Lease, as amended hereby, nor the obligations of Tenant under the Lease, as amended hereby. The Commencement Date for each such Suite shall be specified by Landlord in a notice ("Notice") to be delivered by Landlord to Tenant, which Notice shall be executed by Tenant and returned to Landlord within five (5) days after Tenant's receipt thereof. Possession by Tenant of any portion of a Suite prior to the applicable Commencement Date therefor shall be subject to all of the provisions of the Lease, as amended hereby, except that it shall not advance or extend such applicable Commencement Date or the Expiration Date.

               3. Rent. Beginning on (a) the 300 Commencement Date, Tenant shall pay Base Monthly Rental for Suite 300 in an amount equal to $1.91 per rentable square foot of Suite 300 per month (i.e. $2,102.91) and (b) the 204 Commencement Date, Tenant shall pay Base Monthly Rental for Suite 204 in an amount equal to $1.91 per rentable square foot of Suite 204 per month (i.e., $2,446.71); provided, however, Tenant is entitled to a pro rata portion of one month's free rent for each applicable Suite, which amount shall be determined by multiplying one month of the applicable Base Monthly Rental by a fraction, the numerator of which is the number of months that applicable Suite shall be leased in the initial term and the denominator of which shall be eighty-four (84) months, all as set forth in Article 1.3(2) of the Lease.

               4. Base Year/Tenant's Share. The Base Year with respect to Suites 300 and 204 shall be the calendar year 1997. Tenant's Share with respect to Suite 300 shall be 0.83% and with respect to Suite 204 shall be 0.96%.

               5. Tenant Improvements. The construction of the Base Building Work and the Tenant Improvements for each Suite shall be governed by the terms and conditions of the Work Letter attached hereto as Exhibit "B". Landlord shall deliver possession of: (a) Suite 300 to Tenant no later than January 24, 1997; and (b) Suite 204 to Tenant no later than February 28, 1997; provided; however, if Landlord fails to deliver possession of the particular Suite by the applicable date provided above, because of a "Landlord Delay"(as defined in Article 11(b) of Exhibit "B" attached hereto), and such failure to deliver possession of the applicable Suite is not the result of any "Force Majeure Delay" (as defined in Article 11(a) of Exhibit "B" attached hereto), any delay caused by the failure of any existing tenant to vacate the Suite, and/or any action or inaction on the part of Tenant, then Tenant shall be entitled to one
(1) additional day of abatement of Base Monthly Rental for the applicable Suite for each such day of Landlord Delay in delivery of possession of (i) Suite 300 beyond January 24, 1997, or (ii) Suite 204 beyond February 28, 1997, as applicable. Delivery of possession of the applicable Suite shall be deemed to have occurred when the conditions set forth in Article 1.6(b) of the Lease have been satisfied with respect thereto. (For purposes of this Paragraph A.5, references in Article 1.6(b) of the Lease to the "Work Letter" shall refer to the Work Letter attached hereto as Exhibit "B".) The provisions of the last sentence of Article 1.6(a) the Original Lease is not applicable to Suite 204 or Suite 300.

               6. The Demised Premises. Upon the 300 Commencement Date, Suite 300 shall be deemed to be a part of the Demised Premises and upon the 204 Commencement Date, Suite 204 shall be deemed to be a part of the Demised Premises, and except as otherwise provided in this Third Amendment or in the Lease, shall be leased upon, and subject to all of the terms, covenants, and conditions of the Lease.

        B. Reduction Space.

               1. Termination of Reduction Space. Landlord and Tenant hereby acknowledge and agree that the Lease, as modified by this Third Amendment, with respect to the Reduction Space shall be terminated and be of no further force or effect as of midnight one (1) week following the execution of this Third Amendment to Lease (the "Reduction Space Termination Date"). On or prior to the Reduction Space Termination Date, Tenant shall surrender exclusive possession of the Reduction Space to Landlord in accordance with the surrender provisions of the Lease.

               2. Reduction of Demised Premises. Effective as of the Reduction Space Termination Date, the Demised Premises leased by Tenant from Landlord under the Lease, as modified by this Third Amendment, shall no longer include the Reduction Space.

               3. Monthly Rental Amount. Due to the reduction of the Reduction Space, effective as of the Reduction Space Termination Date, the Base Monthly Rent for Suite 302 which comprises a portion of the Demised Premises shall be reduced by $200.60 per month from $12,129.50 (i.e., 7,135 rentable square feet times $1.70 per rentable square foot)(the rentable square feet for Suite 302 is per Exhibit A-1 of the Original Lease) to $11,928.90 (i.e., 7,017 rentable square feet times $1.70 per rentable square foot).

               4. Tenant's Share. Due to the reduction of the Reduction Space, effective as of the Reduction Space Termination Date, Tenant's Share with respect to Suite 302 of the Demised Premises shall be reduced to .05%. Miscellaneous.

        C. Miscellaneous

               1. Brokers. Landlord agrees to pay Colliers Advisory Group, a division of Colliers Parish International, Inc. ("Broker") a commission on Suite 300 and Suite 204 pursuant to a separate agreement between Landlord and Broker. Tenant represents and warrants to Landlord that Tenant has not had any discussions or negotiations or otherwise dealt with any other real estate broker or agent other than Broker in connection with this Third Amendment or the leasing of Suite 200 or Suite 304. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all costs, expenses, claims and liabilities (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent except Damner Pike & Company and Seagate Properties, Inc. in connection with this Third Amendment or its negotiation by reason of any act of Tenant.

               2. Payments and Notices to Landlord. Landlord's notice and payment addresses set forth in the Lease are hereby revised such that all Monthly Base Rental and additional rent and any notices desired or required to be delivered to Landlord pursuant to the provisions of the Lease, as amended hereby, shall be addressed as follows, or to such other address or addresses as Landlord may specify by notice to Tenant (and otherwise forwarded pursuant to the remaining terms and provisions of the Lease):

                    c/o Lincoln Property Company
                    1100 Larkspur Landing Circle, Suite 155
                    Larkspur, California 94939
                    Attention: Property Manager

                    With a copy of notices (only) to:

                    c/o Lincoln Property Company
                    101 Lincoln Center Drive
                    Foster City, California 94404
                    Attention: Asset Manager

               3) Parking. Pursuant to Section 1(L) "Number of Reserved Parking Spaces," Tenant shall be entitled to thirty-seven (37) reserved parking spaces, per parking plan attached hereto as Exhibit "D" or other mutually agreeable parking plan.

               4) Suite 310 Access. By execution of this Third Amendment, Landlord and Tenant acknowledge that one interior door within Suite 300 is a secondary access door to the adjacent suite, Suite 310. For reference, said access door is identified as such on Exhibit "A-1" attached hereto. Upon Landlord's delivery of Suite 300 to Tenant, Landlord shall install a one-way lock on said access door at Landlord's sole cost and expense. Said lock shall prevent the access to Suite 300 from Suite 310. Tenant hereby agrees to allow access through this door during normal business hours from time to time by the adjacent tenant in Suite 310, provided the adjacent tenant, "CompuServe", gives 24-hour notice.

               5. Defined Terms. Except as amended by this Third Amendment, all of the capitalized terms used herein but not herein defined shall have the same meanings ascribed to them in the Lease.

               6. Status of Lease. Except as amended by this Third Amendment, the Lease remains unchanged, and as amended, all of the terms, covenants and conditions of the Lease remain in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

"LANDLORD"                         LINCOLN PROPERTY COMPANY M.S., INC.,
                                   as Manager for:

                                   WHLW Real Estate Limited Partnership,
                                   a Delaware Limited Partnership

                                   By: /s/ D. ALLEN PALMER
                                      ------------------------------------------
                                   Name: D. Allen Palmer
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


"TENANT"                           AUTODESK, INC.,
                                   a California corporation

                                   By: /s/ STEVE McMAHON
                                      ------------------------------------------
                                   Name:  Steve McMahon
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------

                        [EXHIBITS INTENTIONALLY DELETED]

                            SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the "Second Amendment") is made and entered into as of the 22nd day of December, 1995, by and between Connecticut General Life Insurance Company, a Connecticut corporation ("Landlord") and Autodesk, Inc., a California corporation ("Tenant").

                                   WITNESSETH

        WHEREAS, Tenant and Landlord entered into that certain Office Lease dated August 2, 1993 (the "Lease"), for certain premises specified in the Basic Lease Information attached to the Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California; and

        WHEREAS, Tenant and Landlord entered into that certain First Amendment to Lease Agreement dated February 14, 1994 (the "First Amendment"), whereby certain Expansion Space was incorporated within the Demised Premises and the measurements of the Initial Premises were revised; and

        WHEREAS, Tenant desires to incorporate additional Expansion Space within the Demised Premises in accordance with the terms of the Lease; and

        WHEREAS, Landlord and Tenant desire to further amend and modify certain provisions of the Lease as more particularly described below in order to accommodate the addition of the Expansion Space;

        NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Lease shall be amended in the following respects:

        1. Exercise of Expansion Option. Pursuant to Article 1.3 of the Lease, Tenant does hereby exercise its Expansion Option on 20,349 rentable square feet of space located on the fourth floor and consisting of the entire fourth floor of the Building ("Suite 400"), as more particularly described on the attached Exhibit A which is hereby incorporated into this Second Amendment. The parties shall confirm measurement of the rentable square footage of Suite 400 in accordance with the terms of Article 1.2 of the Lease.

        2. Term. In accordance with Article 1.3(2) of the Lease, the Commencement Date shall be sixty (60) days following the date that Landlord delivers possession (as that term is defined in Paragraph 5 hereof) of Suite 400 to the Tenant. In accordance with Tenant's election, the term for Suite 400 shall be coterminous with the term of the Lease and thus shall expire on December 22, 2000, unless extended in accordance with the terms of the Lease (the "Expiration Date").

        3. Rent. Beginning on the Commencement Date, Tenant shall pay Base Monthly Rental for Suite 400 in an amount equal to $1.84 per rentable square foot of Suite 400 per month (i.e., $37,442); provided, however, Tenant is entitled to a pro rata portion of one month's free rent determined by multiplying one month of Base Monthly Rental for Suite 400 ($37,442) by a fraction, the numerator of which is the number of months that Suite 400 shall be leased in the initial term and the denominator of which shall be eighty-four
(84) months, all as set forth in Article 1.3(2) of the Lease.

        4. Base Year/Tenant's Share. The Base Year with respect to Suite 400 shall be the calendar year 1996. Tenant's Share with respect to Suite 400 shall be 15.26%.

        5. Tenant Improvements. The construction of the Base Building Work and the Tenant Improvements for Suite 400 shall be governed by the terms and conditions of the Work Letter attached hereto as Exhibit B. Landlord shall deliver possession of Suite 400 to Tenant no later than September 15, 1996; provided, however, if Landlord fails to deliver possession of Suite 400 by September 15, 1996, Tenant shall be entitled to one additional day abatement of Base Monthly Rental for Suite 400 for each day delay in delivery of possession of Suite 400 beyond September 15, 1996. Delivery of possession of Suite 400 shall be deemed to have occurred when the conditions set forth in Article 1.6(b) of the Lease have been satisfied with respect to Suite 400. (For purposes of this Paragraph 5, references in Article 1.6(b) of the Lease to the "Work Letter" shall refer to the Work Letter attached hereto as Exhibit B.)

        6. The Demised Premises. Upon the Commencement Date for Suite 400, Suite 400 shall be deemed to be a part of the Demised Premises and, except as otherwise provided in this Second Amendment or in the Lease, shall be leased upon and subject to all of the terms, covenants and conditions of the Lease.

        7. Defined Terms. Except as amended by this Second Amendment and the First Amendment, all of the capitalized terms used herein but not herein defined shall have the same meanings ascribed to them in the Lease.

        8. Status of LEASE. Except as amended by this Second Amendment and the First Amendment, the Lease remains unchanged, and as amended, all of the terms, covenants and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.


LANDLORD:                                   TENANT:

Connecticut General Life                    Autodesk, Inc., a
Insurance Company,                          California corporation
a Connecticut corporation


BY: CIGNA Investments, Inc.                 By: /s/ CAROL BARTZ
   -------------------------------             ---------------------------------
By: /s/ JEAN M. ANDERSON                    Its: President & CEO
   -------------------------------              --------------------------------
Its: Vice President
    ------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of the 2/14, 1994, by and between Connecticut General Life Insurance Company, a Delaware Corporation ("Landlord") and Autodesk, Inc. a California corporation ("Tenant").

                                   WITNESSETH

WHEREAS, Tenant and Landlord entered into that certain lease agreement dated August 2, 1993, (the "Lease") for certain premises (the "Premises"), specified in the Basic Lease Information attached to the Lease, in the Marin Executive Center (the "Building") located at 4000 Civic Center Drive in the City of San Rafael, County of Marin, State of California (the "Real Property"); and

WHEREAS, Tenant desires to incorporate certain Expansion Space within the Demised Premises and to revise the measurements of Suites 202, 208, 301, 302, 305 and 306 based on the final design and layout of the tenant improvements; and

WHEREAS, Landlord and Tenant desire to agree to amend and modify certain provisions of the Lease as more particularly described below;

NOW, THEREFORE, in consideration of the mutual benefits accruing to the parties hereto and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed that the Lease shall be amended in the following respects:

        1. Section II - General Lease Provisions, Sub-paragraph 1.1 entitled "Definitions" is hereby amended and revised by deleting the

AUTODESK FIRST AMENDMENT                                                  Page 2

        sub-section in its entirety and inserting in its place the following:

        "1.1 Definitions.

        (a) The term "Initial Premises" shall mean approximately 77,105 rentable square feet of space in the Building comprised of the following:

               Suite  100          = 36,203 rentable square feet
               Suites 202 & 208    = 12,039 rentable square feet
               Suite  212          = 5,118 rentable square feet
               Suites 301 & 302 &
                      305 & 306    = 23,745 rentable square feet
               -------------------------------------------------
               Total               = 77,105 rentable square feet

        Floor plans showing each of the suites comprising the Initial Premises are attached hereto as "Amended Exhibit A-1."

        2. The attachments to the Lease labeled "Exhibit A-1" shall be deleted and replaced with the attachments to this First Amendment labeled 'Amended Exhibit A-1".

        3. Pursuant to the Lease, Paragraph 1.3 entitled Expansion Space, Tenant does hereby exercise its Expansion Option on 4,042 rentable square feet of space located on the third floor, west wing, (referred to herein as "Suite 310") as more particularly detailed on the attached Exhibit A-2, which Exhibit A-2, by this reference, is hereby incorporated into the Lease. In accordance with Paragraph 1.3(2) the Commencement Date shall be 45 days from the date that the space is delivered to the Tenant in a condition as described in the Work Letter. In addition, the 45 day period shall not commence until Landlord has completed the installation of the main HVAC trunk duct loop

AUTODESK FIRST AMENDMENT                                                  Page 3

        within Suite 310. The Base Monthly Rent on Suite 310 shall commence one month from the Commencement Date, at the Base Monthly Rental rate specified in Section 1.10 of the Lease. The term for Suite 310 shall be coterminous with the term of the Lease.

        4. Pursuant to the Lease, Paragraph 1.3 entitled Expansion Space, Tenant does hereby exercise its Expansion Option on 6,780 rentable square feet of space located on the third floor, west wing, (referred to herein as "Suite 304") as more particularly detailed on the attached Exhibit A-2. Landlord anticipates that it will deliver Suite 304, in a condition as described in the Work Letter and with the main HVAC trunk duct loop installed within Suite 304, prior to March 15, 1994. Landlord and Tenant hereby agree that at any time prior to March 15, 1994, with regard to Suite 304 only, Landlord may give Tenant ten (10) business days notice that Landlord has completed its improvements in accordance with the Work Letter (including the installation of the main HVAC trunk duct loop). At the expiration of Landlord's ten (10) day notice period, Tenant shall have forty-five (45) days as a tenant improvement period. If the Landlord delivers Suite 304 at the same time as Suite 310, resulting in a total of 10,822 rentable square feet being delivered at one time, then the forty-five (45) day Tenant Improvement period referred to above, shall be extended to sixty (60) days. The Base Monthly Rent for Suite 304 shall commence one month from the Commencement Date, at the Base Monthly Rental rate specified in Paragraph 1.10 of the Lease. The term for Suite 304 shall be coterminous with the term of the Lease.

        5. Notwithstanding Paragraph 1.3 of the Lease, Tenant does hereby waive its Expansion Option on Suite 309 for the period commencing with the execution of this First Amendment and ending on June 30, 1995 at which time Suite 309 will be

AUTODESK FIRST AMENDMENT                                                  Page 4

        considered as Expansion Space subject to any prior expansion rights of PacifiCare Inc, and the rights and restrictions contained in Paragraph
        1.3 of the Lease. Prior to June 30, 1995 Landlord shall have the right, but not the obligation, to lease Suite 309 provided the lease terminates effective June 30, 1995, unless Landlord leases the space to an existing Building tenant under an existing expansion option contained in that tenant's lease. After June 30, 1995, Tenant shall have the right, but not the obligation, to exercise Tenant's Expansion Option on Suite 309 all in accordance with the Lease provisions. Nothing contained herein shall preclude Landlord from offering Suite 309 to Tenant prior to June 30, 1995 as Expansion Space under Tenants Expansion Option.

        6. In order to accommodate Tenant with Tenant's Expansion Option on Suite 310, Landlord hereby agrees to move the Building management office to the location indicated on Amended Exhibit A. Tenant does hereby agree to reimburse Landlord for all reasonable costs associated with construction of the replacement Building management office including, but not limited to, architectural and engineering costs, construction costs, all costs associated with moving data transmission lines, phone lines, furniture, files and other such items. Landlord shall have the unlimited right to use contractors and suppliers of Landlord's own choice. Tenant shall be entitled to review all contracts and expenses associated with the construction of the tenant improvements within the new management office. Tenant's obligation to reimburse Landlord under this Paragraph 6 shall be limited to a maximum expenditure of Ten Thousand Dollars ($10,000.00).

        7. Paragraph 1.3(2), entitled "Expansion Space", is hereby amended and revised by deleting the first sentence completely and in its place inserting the following sentence:

AUTODESK FIRST AMENDMENT                                                  Page 5

        "(2) Landlord shall deliver all Expansion Space to Tenant in the same condition as the Demised Premises referred to in the work Letter attached hereto at least the following number of days prior to the dates set forth as the Commencement Dates for such space based upon the rentable square feet of the Expansion Space: forty-five (45) days for 10,000 square feet or less, sixty (60) days for more than 10,000 square feet but less than 50,000 square feet, and ninety (90) days for more than 50,000 square feet; provided, however, in the case of a un-natural termination or other termination of a lease (as opposed to the failure of a tenant to exercise its right to renew or expand), the foregoing time periods shall be extended by sixty (60) days."

        Except as modified above, all the terms and conditions of Paragraph 1.3(2) shall remain unchanged.

        8. Except as amended by this First Amendment, all of the terms used herein that are defined in the Lease shall have the same meanings as therein defined. Except as amended by this First amendment, all of the terms, covenants and conditions of the Lease shall remain in full force and affect.

        9. Landlord and Tenant hereby agree and stipulate that the Expiration Date, as defined in Paragraph 1.6 of the Lease, for the Initial Premises consisting of Suites 100, 202, 208, 212, 301, 302, 305 and 306 shall be
        December 22, 2000. In addition, Landlord and Tenant hereby agree and stipulate that the Expiration Date for Suites 304 and 310 shall also be December 22, 2000. The Expiration Date for any Expansion Space on which Tenant exercises its Expansion Option after the date of this First Amendment shall be as prescribed in the Lease.

AUTODESK FIRST AMENDMENT                                                  Page 6

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

LANDLORD:                               TENANT:

Connecticut General Life                Autodesk, Inc. a
Insurance Company, a                    Delaware corporation
Delaware corporation

By: CIGNA Investments, Inc.

By: /s/ STEPHEN J. OLSTEIN              By: /s/ ERIC HERR
   -----------------------------           -------------------------------------
Its: Managing Director                  Its:   Chief Financial Officer
    ----------------------------            ------------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]

                             MARIN EXECUTIVE CENTER

                                  OFFICE LEASE

             Landlord:  Connecticut General Life Insurance Company

             Tenant:    Autodesk, Inc.

                             MARIN EXECUTIVE CENTER
                                  OFFICE LEASE

                               TABLE OF CONTENTS


                                                                      Page
                                                                      ----
SECTION I -- LEASE TERMS .............................................  i

SECTION II - GENERAL LEASE PROVISIONS ................................  1
     1.   DEMISED PREMISES, TERM, RENT ...............................  1
          1.1  Definitions ...........................................  1
          1.2  Demised Premises, Square Footage ......................  1
          1.3  Expansion Space .......................................  2
          1.4  Use of Common Areas ...................................  4
          1.5  Reserved Parking ......................................  4
          1.6  Term; Possession; Contingencies .......................  5
               (a)  Term .............................................  5
               (b)  Possession .......................................  5
               (c)  Contingent Premises ..............................  6
          1.7  Late Delivery .........................................  7
          1.8  Option to Extend ......................................  7
               (a)  Notice of Exercise ...............................  8
               (b)  Terms ............................................  8
               (c)  Fair Market Rent .................................  9
               (d)  Arbitration Fees .................................  9
               (e)  Late Rent Determination .......................... 10
               (f)  No Default ....................................... 10
          1.9  Right to Terminate .................................... 10
          1.10 Base Monthly Rent ..................................... 10
          1.11 Payment Dates ......................................... 10
          1.12 Interest; Late Charges ................................ 11
     2.   OCCUPANCY .................................................. 12
          2.1  Purpose ............................................... 12
          2.2  Common Areas .......................................... 12
          2.3  Right to Change Common Areas .......................... 12
          2.4  Common Area Easements ................................. 12
          2.5  Use of Parking Spaces ................................. 13
     3.   ASSIGNMENT, MORTGAGE, SUBLETTING ........................... 13
          3.1  Consent Required ...................................... 13
          3.2  Grounds for Denying Consent ........................... 14
          3.3  Further Conditions to Assignment ...................... 14
          3.4  Right to Share Rent ................................... 15
     4.   ALTERATIONS ................................................ 15
          4.1  Alterations ........................................... 15
     5.   REPAIRS .................................................... 17
          5.1  Tenant Repairs ........................................ 17
          5.2  Landlord Repairs ...................................... 17
          5.3  Tenant's Failure to Repair ............................ 18
     6.   REQUIREMENTS OF LAW, INSURANCE ............................. 18
          6.1  Requirements of Law ................................... 18
          6.2  Insurance Underwriters ................................ 19
          6.3  ADA Requirements ...................................... 20
     7.   SUBORDINATION, MORTGAGES, NONDISTURBANCE ................... 20

20.  NO REPRESENTATIONS BY LANDLORD........................................   38
     20.1   No Representations.............................................   38
21.  END OF TERM...........................................................   38
     21.1   Surrender......................................................   38
22.  QUIET POSSESSION......................................................   39
     22.1   Quiet Possession...............................................   39
23.  TERMINATION, NO WAIVER, NO ORAL CHANGE                                   39
     23.1   Termination, No Waiver, No Oral Change.........................   39
24.  WAIVER OF TRIAL BY JURY [INTENTIONALLY DELETED].......................   40
25.  INABILITY TO PERFORM..................................................   40
     25.1   Inability to Perform...........................................   40
26.  BILLS AND NOTICES.....................................................   41
     26.1   Bills and Notices..............................................   41
27.  ADDITIONAL CHARGES FOR INCREASED OPERATING EXPENSES AND TAXES.........   41
     27.1   Definitions....................................................   41
     27.2   Gross Up For Less Than 95% Occupancy...........................   47
     27.3   Change of Policy...............................................   47
     27.4   Allowances.....................................................   47
     27.5   Tenant Payments................................................   47
     27.6   Proration of Computation Year..................................   48
     27.7   Books and Records..............................................   49
28.  TAX ON TENANT'S PERSONAL PROPERTY.....................................   49
     28.1   Tax on Tenant's Personal Property..............................   49
29.  FOOD, BEVERAGES AND ODORS.............................................   50
     29.1   Food, Beverages and Odors......................................   50
30.  SECURITY DEPOSIT......................................................   50
     30.1   Security Deposit...............................................   50
31.  ARTICLE HEADINGS......................................................   50
     31.1   Article Headings...............................................   50
32.  DEFINITIONS...........................................................   50
     32.1   Definitions....................................................   50
33.  LANDLORD'S APPROVAL...................................................   51
     33.1   Landlord's Approval............................................   51
34.  BROKERAGE.............................................................   51
     34.1   Brokerage......................................................   51
35.  BINDING EFFECT........................................................   51
     35.1   Binding Effect.................................................   51
36.  MISCELLANEOUS.........................................................   51
     36.1   Offer to Lease.................................................   51
     36.2   Contractors....................................................   51
     36.3   Joint and Several Liability....................................   52
     36.4   California Law.................................................   52
     36.5   Partial Invalidity.............................................   52
     36.6   Security Patrol................................................   52
     36.7   Basement Storage...............................................   52
     36.8   Time of Essence................................................   53
     36.9   No Recordation.................................................   53
     36.10  Name Change....................................................   53
     36.11  Estoppel Certificates..........................................   53
     36.12  Limited Liability..............................................   53
     36.13  Common Area Rights.............................................   54
     36.14  Governmental Regulation........................................   54

     7.1    Subordination..................................................   20
     7.2    Mortgages......................................................   20
     7.3    Further Assurances.............................................   20
     7.4    Nondisturbance.................................................   21
8.   RULES AND REGULATIONS.................................................   21
     8.1    Rules and Regulations..........................................   21
9.   LIABILITY AND INDEMNIFICATION.........................................   21
     9.1    Tenant Indemnification.........................................   22
     9.2    Landlord Indemnification.......................................   22
     9.3    Limitation of Landlord's Responsibility........................   22
     9.4    Tenant's Payments..............................................   23
10.  DAMAGE OR DESTRUCTION.................................................   23
     10.1   Damage of Destruction..........................................   23
     10.2   No Obligation to Rebuild Beyond Insurance......................   24
     10.3   Tenant Waivers.................................................   24
     10.4   Waiver of Subrogation..........................................   24
     10.5   Loss of Waiver.................................................   25
11.  EMINENT DOMAIN........................................................   25
     11.1   Eminent Domain.................................................   25
     11.2   Tenant's Award.................................................   25
     11.3   Partial Taking.................................................   26
     11.4   Restoration....................................................   26
     11.5   Temporary Taking...............................................   26
     11.6   Landlord Settlement............................................   26
12.  SERVICES..............................................................   27
     12.1   Landlord's Services............................................   27
     12.2   Notice of Shut-Downs...........................................   29
     12.3   Interruption of Services.......................................   29
     12.4   HVAC Improvements..............................................   29
13.  ACCESS TO DEMISED PREMISES............................................   29
     13.1   Access to Demised Premises.....................................   30
14.  INSURANCE.............................................................   30
     14.1   Tenant's Insurance.............................................   30
     14.2   Policy Requirements............................................   31
     14.3   Evidence of Insurance..........................................   31
     14.4   Landlord's Insurance...........................................   31
     14.5   Waiver of Subrogation..........................................   32
15.  CERTIFICATES OF OCCUPANCY.............................................   32
     15.1   Certificates of Occupancy......................................   32
16.  SECURITY..............................................................   33
     16.1   Security........................................................  33
17.  BANKRUPTCY.............................................................  33
     17.1   Prior to Term...................................................  33
     17.2   During Term.....................................................  33
     17.3   Remedies........................................................  34
18.  DEFAULT................................................................  34
     18.1   Tenant's Breach.................................................  34
     18.2   Termination Notice..............................................  34
     18.3   Option to Continue Lease........................................  35
     18.4   Damages.........................................................  35
     18.5   Landlord's Right to Perform Work................................  36
19.  LANDLORD'S DEFAULT.....................................................  37
     19.1   Landlord's Default..............................................  37

    36.15 Due Authorization ...............................            54
    36.16 Dispute Resolution ..............................            54
    36.17 Exhibits ........................................            54
39. SIGNAGE ...............................................            55
    37.1 Signage ..........................................            55
38. HAZARDOUS MATERIALS ...................................            55
    38.1 Tenant Compliance ................................            55
    38.2 Landlord's Representations .......................            56

EXHIBITS

A-1 Initial Premises
A-2 Contingent Premises
A-3 Penthouse
B   Site
C   Reserved Parking Spaces
D   Work Letter Agreement
E   Subordination, Non-Disturbance and Attornment
F   Rules and Regulations
G   Janitorial Specifications
H   HVAC and Noise Specifications
I   Commissions

                             KARIN EXECUTIVE CENTER
                                  OFFICE LEASE

        In consideration of the rents and covenants hereinafter set forth, the Landlord named in Article B of Section I hereby leases to the Tenant named in Article C of Section I, and Tenant hereby leases from Landlord, the Demised Premises described in Article F of Section I of this Marin Executive Center Office Lease (the "Lease") upon the terms, covenants, provisions and agreements hereinafter specified.

                            SECTION I -- LEASE TERMS

        The lease terms provided in this Section I (the "Lease Terms") is subject to the main body of the Lease in general and those paragraphs noted in parentheses in particular.

A.      Date of Lease: August 2, 1993

8.      Landlord: Connecticut General Life Insurance Company

C.      Tenant: Autodesk, Inc.

D.      Trade Name (if any): N/A

E.      Guarantor: N/A

F.      Demised Premises
        (Section II, Article 1): Initial Premises: Suites 100, 202, 208, 212,
                                 301, 302, 305 and 306
                                 Contingent Premises: Suites 200 and 204

G.      Lease Term
        (Section II, Article. l): As set forth in Section II, Article 1.

        Commencement Date: As set forth in Section II, Article 1

        Expiration Date: As set forth in Section II, Article 1

H.      Base Monthly Rent
        (Section II, Article 1): As set forth in Section II, Article 1

        Monthly Installments: As set forth in Section II, Article 1

        Periodic Rent Increase Date: N/A

I.      Use of Premises
        (Section II, Article 2): General office and other ancillary uses related thereto consistent with the character of the Building

J.      Address for Notice to Landlord and Tenant (Section II, Article 26):

        Landlord:              c/o CIGNA-Investments, Inc.
                               900 Cottage Grove Road, S311
                               Bloomfield, Connecticut 06002
                               Attn: Asset Management Department

                               With copies to:

                               c/o CIGNA Investments, Inc.
                               900 Cottage Grove Road, S311
                               Bloomfield, Connecticut 06002
                               Attn: Investments Legal Department

                                      and

                               c/o Seagate Properties, Inc.
                               4000 Civic Center Drive
                               San Rafael, California 94903

        Tenant:                Autodesk, Inc.
                               4000 Civic Center Drive
                               San Rafael, California 94903
                               Attn: Director of Corporate Real Estate

                               With a copy to:

                               Autodesk, Inc.
                               4000 Civic Center Drive
                               San Rafael, California 94903
                               Attn: General Counsel

K.      Base Year: As set forth in Section II, Article 27

L.      Number of Reserved Parking Spaces
        (Section II, Article 1): One per 3,000 square feet of Rentable Area from time to time constituting a portion of the Demised Premises

M. Tenant's Share of Excess Taxes, Expenses and Operating Costs (Section II, Article 27): As set forth in Section II, Article 27

        Rentable Area of the Building: 127,183

        Rentable Area of Demised Premises: As set forth in Section II, Article 1

N.      Security Deposit (Section II, Article 30): None

O.      Broker(s) (Section II, Article 34):

        Landlord:             Seagate Properties, Inc.
                              650 California Street, Suite 650
                              San Francisco, California 94108

        Tenant:               Colliers Advisory Group
                              1960 The Alameda, Suite 100
                              San Jose, California 95126

                     SECTION II - GENERAL LEASE PROVISIONS

1.      DEMISED PREMISES, TERM, RENT

        1.1     Definitions.

                (a) The term "Initial Premises" shall mean approximately 76,598 rentable square feet of space in the Building comprised of the following:

                Suite 100 = 36,203 rentable square feet
                Suite 202 =    836 rentable square feet
                Suite 208 = 10,610 rentable square feet
                Suite 212 =  5,118 rentable square feet
                Suite 301 =    602 rentable square feet
                Suite 302 =  7,135 rentable square feet
                Suite 305 =  8,430 rentable square feet
                Suite 306 =  7,664 rentable square feet
                ---------------------------------------
                Total -     76,598 rentable square feet

Floor plans showing each of the suites comprising the initial Premises are attached hereto as Exhibit A-1.

                (b) The term "Contingent Premises" shall mean approximately 6,483 rentable square feet of space in the Building comprised of the following:

                Suite 200 = 5,087 rentable square feet
                Suite 204 = 1,396 rentable square feet
                --------------------------------------
                Total -     6,483 rentable square feet

Floor plans showing each of the suites comprising the Contingent Premises are attached hereto as Exhibit A-2.

                (c) The term "Demised Premises" shall mean the Initial Premises together with so much of the Contingent Premises as shall at any time have been delivered by Landlord to Tenant under the terms of this Lease and so much of the Expansion Space from time to time then included in the Demised Premises pursuant to Article 1.3.

                (d) The term "Building" shall mean the building known as the Marin Executive Center, 4000 Civic Center Drive, San Rafael, California.

                (e) The term "Site" shall mean the real property and improvements shown on Exhibit-B.

        1.2 Demised Premises, Square Footage. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Demised Premises. Tenant, at Tenant's sole cost and expense, shall have the right to verify the square footage of the Demised Premises by field measurements, such measurements to be completed and performed in accordance with the American National Standard Method of Measuring Floor Areas in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1-1989). In the event that such field measurements and computation of square footage establish that the square footage of any portion(s) of the Demised Premises differs from the square footage of such portions(s) of the Demised Premises specified above, the actual square footage of such portions(s) the Demised Premises shall be reconciled and agreed upon by Landlord and Tenant, shall be confirmed in writing by the parties and the Base Monthly Rent (as defined below) payable under this Lease, as well as (i) Tenant's Share (as defined below), (ii) the Tenant Improvement Allowance (as defined in the Work Letter), and (iii) the Additional Allowance (as defined in the Work Letter), shall be appropriately adjusted. With regard to any portion of the Building that is part of the Demised Premises or that becomes part of the Demised Premises as a result of the exercise by Tenant of any expansion options set forth below, the parties agree that the rentable square footage of each such portion of the building shall be determined as follows: (i) in the case of any full floor occupied by Tenant, the number of rentable square feet of such floor shall equal the product of the usable square feet of such floor (determined as specified above) multiplied by 101.058%; and (ii) in the case of a multi-tenant floor in the Building, the number of rentable square feet within any portion of the Demised Premises located on such multi-tenant floor shall be equal to the product of the usable square feet within such portion of the Demised Premises on that floor (determined as specified above) multiplied by 113.25%.

        1.3 Expansion Space. Provided there is no outstanding uncured default by Tenant under this Lease, Tenant shall have the right to lease all additional space in the Building other than the Demised Premises (the "Expansion Space") (such right being herein called the "Expansion Option"), upon and subject to the provisions of this Article.

                (1) In the event a tenant with a now existing right to renew or expand fails to exercise its right to renew or expand within the time period for such renewal or expansion, or in the event or any space in the Building becomes available because of the natural expiration or other termination of a lease or for any other reason, Landlord shall provide Tenant with written notice, within five (5) business days of such failure to exercise a right or other event causing such space to be available, as the case may be, specifying (i) the estimated square footage, location and estimated dates that such space is available for occupancy by Tenant, and

(ii) consistent with the time periods set forth in the following sentence, the number of days within which Tenant is required to exercise its option. Tenant shall exercise the Expansion Option within ten (10) business days of receipt of such notice from Landlord in the case the failure of a tenant to exercise its right to renew or expand, or within fifteen (15) business days in the case of the natural expiration or other termination of a lease.

                (2) [Landlord shall deliver all Expansion Space to Tenant in the same condition as the Demised Premises referred to in the Work Letter attached hereto at least the following number of days prior to the dates set forth as the Commencement Dates for such space based upon the rentable square feet of the Expansion Space: forty-five (45) days for 10,000 square feet or less, sixty (60) days for more than 10,000 square feet but less than 50,000 square feet, and ninety (90) days for more than 50,000 square feet: provided, however, in the case of natural termination or other termination of a lease (as opposed the failure of a tenant to exercise its right to renew or expand), the foregoing time periods shall be extended by sixty (60) days.] If the Commencement Date for the particular Expansion Space is prior to the expiration of the thirty-sixth month of the initial term of the Lease, then the term of the Lease with respect to the Expansion Space shall, at the election of Tenant, be either
(i) coterminous with the term of the Lease, or (ii) for seventy-two (72) months; and if the Commencement Date for the particular Expansion Space is after the expiration of the thirty-sixth month of the initial term of the Lease, then the Expansion Space shall be leased for a term of seventy-two (72) months. Upon the Commencement Date for any Expansion Space, the Expansion Space shall be deemed to be a part of the Demised Premises and, except as otherwise provided below, shall be leased upon and subject to all of the terms, covenants and conditions of the Lease, including the Base Monthly Rent, the Tenant Improvement Allowance, and the Additional Allowance. For any Expansion Space leased on or after September 1, 1994, the Base Monthly Rent for the particular Expansion Space shall be fixed for the entire term of such Expansion Space at one rate, such Base Monthly Rent rate to be determined in accordance with the following schedule:

                                                   Amount Per Rentable
       Commencement Date                          Square Foot Per Month
       -----------------                          ---------------------
September 1, 1994 - August 31, 1995                       $1.77
September 1, 1995 - August 31, 1996                        1.84
September 1, 1996 - August 31, 1997                        1.91
September 1, 1997 - August 31, 1998                        1.99
September 1, 1998 - August 31, 1999                        2.07
September 1, 1999 - August 31, 2000                        2.15

For any Expansion Space which Tenant has the right to elect, and does so elect, to have the term coterminous with the term of the

Initial Premises, the Tenant Improvement Allowance provided by Landlord shall be pro rated as follows: multiply the tenant improvement allowance of $18.00 per rentable square foot of the Expansion Space qualifying for this proration by a fraction, the numerator of which is the number of months that the Expansion space shall be leased in the initial term, and the denominator of which shall be eighty-four (84) months. The Additional allowance of $1.00 per rentable square foot shall likewise be prorated with respect to Expansion Space with a term coterminous with the term of the Initial Premises. For all Expansion Space Tenant shall be entitled to a pro rata portion of one month's free rent determined by multiplying one month's rent for such Expansion Space by a fraction, the numerator of which is the number of months that the expansion space shall be leased in the initial term and the denominator of which shall be eighty-four (84) months. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to exercise the Extension Option (as defined below) with respect to all Expansion Space as if the Expansion Space were part of the Demised Premises originally; provided, however, with respect to any Expansion Space which Tenant elects to occupy for a term of seventy-two (72) months, the Extension Option a term of five (5) years commencing at the expiration of the term of such Expansion Space, and Tenant's rights to expand shall be exercised on or before the date that is nine (9) months prior to such Expiration Date. For all Expansion Space a new Base Year shall be established which shall be the calendar year in which the Commencement Date falls if such Commencement Date falls within the first six (6) months of the calendar year, or the calendar year following the year in which the Commencement Date falls if such Commencement Date falls in the final six (6) months of the calendar year.

        1.4 Use of Common Areas. Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers, invitees, to the non-exclusive use of all areas and facilities outside the Demised Premises and within the exterior boundary line of the Site, that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Site and their respective employees, suppliers, shippers, customers and invitees, including outdoor parking areas, parking garages, loading, unloading areas, drives, walkways, roadways, trash areas, landscaped areas, common entrances, lobby's, restrooms, elevators, stairways and accessways, and the common pipes, conduits, wires and appurtenant equipment serving the premises (herein called "Common Areas"). Notwithstanding the foregoing, for so long as the "deli" operates in its current location, Landlord hereby agrees to install and keep a screen in the main lobby of the Building between the current deli and Tenant's main entrance. The cost of installing the screen shall be split evenly between Landlord and Tenant; and both parties shall approve the design and color.

        1.5 Reserved Parking. Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees, to the exclusive use of the number of Reserved Parking Spaces specified in the Lease Terms on those portions of the Common Areas that are most near the front entrance to the Building, as generally shown on Exhibit C attached hereto. Landlord shall make 416 parking spaces on the Site available to Tenant on a "first come, first served" basis with the other tenants of the Building.

        1.6 Term; Possession; Contingencies.

                (a) Term. The term of this Lease with respect to the Initial Premises shall commence on the date ("Commencement Date") that is the earlier of: (i) one-hundred and five (105) days from the date that Landlord delivers possession (as defined in Article 1.6(b)) of the Initial Premises to Tenant, or
(ii) the date of occupancy by Tenant for business purposes; and the term of this Lease with respect to each of the suites comprising the Contingent Premises shall commence on the date that is the earlier of: (i) one hundred and five
(105) days from the date that Landlord delivers possession (as defined in Article 1.6(b)) of such suite to Tenant, or (ii) the date of occupancy by Tenant for business purposes. Unless sooner terminated as hereinafter provided, the term of this Lease shall expire on the date that is eighty-five (85) months from the Commencement Date for the Initial Premises (the "Expiration Date"). Notwithstanding the foregoing, Landlord and Tenant acknowledge that Landlord may deliver possession of Suites 301 and/or 305 to Tenant on a later date than Landlord delivers possession of the balance of the Initial Premises to Tenant; and in such event, the term of this Lease with respect to Suites 301 and 305 shall commence on the date that is one hundred and five (105) days from the date that Landlord delivers possession (as specified below) of the respective suites to Tenant, but shall nevertheless terminate on the Expiration Date. Notwithstanding the foregoing, if Tenant's completion of the Tenant Improvements as set forth in the Work Letter (as defined below), or any subsequent work letter, is delayed with respect to the Initial Premises, one or more of the suites comprising the Contingent Premises, or one or more of the suites comprising the Expansion Space by reason of a Force Majeure Delay or Landlord Delay (as those terms are defined in the Work Letter), the Commencement Date for such portion of the Demised Premises so affected shall be delayed by one (1) day for each day caused by such Force Majeure Delay or Landlord Delay.

                (b) Possession. Possession of any portion of the Building covered by this Lease shall not be deemed to have occurred unless and until (i) Landlord's Base Building work as set forth in the work letter attached hereto as Exhibit D (the "Work Letter") required for such portion of the Building is substantially complete, (ii) Landlord shall have delivered to Tenant Landlord's written notice certifying that such Base Building Work is substantially complete, (iii) such portion of the Building shall be broom clean and free of debris and trash, and with all construction equipment, tools and supplies removed therefrom (except with respect to any continuing work required by Article 12.4), and (iv) Tenant shall have access to such portion of the Building (including, without limitation, the freight elevator) as may be required to allow Tenant to proceed with the construction of its tenant improvements therein. Possession by Tenant prior to the Commencement Date shall be subject to all of the provisions of the Lease except that it shall not advance or extend the Commencement Date or the Expiration Date.

                (c) Contingent Premises. Landlord's obligation to deliver each of the suites comprising the Contingent Premises is subject to the contingency set forth below corresponding to the each particular suite:

                        (i) Suite 200 -- Either of the following has occurred:

                                (A) Landlord has (1) obtained the necessary
government approvals to reconstruct the mechanical penthouse of the Building, shown on Exhibit A-3 attached hereto, for tenant occupancy and the cost of such reconstruction shall not exceed $40.00 per rentable square foot of space in such penthouse area; and (2) obtained on or before February 1, 1994 the agreement of the current tenant of Suite 200 to relocate its premises to such penthouse area at a base rental rate of not less than $2.08 per square foot per month for a minimum term of seven (7) years (and in the event Landlord does not obtain such agreement on or before February 1, 1994, Tenant shall have the option to exclude Suite 200 from the Demised Premises, which option may be exercised by notice to Landlord given at any time prior to Landlord entering into such an agreement with the existing tenant of Suite 200); and (3) elected, in Landlord's sole judgment reasonably exercised, to enter into such new lease with the current tenant of Suite 200. In the event Landlord elects not to enter into such new lease, Tenant shall have the right, exercised within ten (10) business days following notice of Landlord's decision, to include such penthouse area in the Demised Premises on the following terms and conditions: the Base Monthly Rent (as hereinafter defined) shall be $2.08 per rentable square foot per month; the lease term shall be for eighty four (84) months; and the Tenant Improvement Allowance shall be $40.00 per rentable square foot with Tenant responsible for all Base Building Work (as defined in the Work Letter); provided, however, if the collective lease terms last offered to the current tenant of Suite 200 are more favorable than the foregoing terms and conditions, Tenant shall have the right to include such penthouse area in the Demised Premises on such more favorable terms and conditions. In the event Tenant declines to exercise such right, Landlord shall be free to lease such penthouse space to a third party on such terms or on any other terms and conditions acceptable to Landlord in its sole discretion.

                                (B) Landlord has obtained the consent of the
current tenant of Suite 200 to terminate its lease early and vacate the Building, without payment of any lease termination fee or other charge payable by Landlord to such tenant. The Tenant Improvement Allowance with respect to Suite 200 shall be discounted by .83 percent per month for the period commencing with the date of delivery of possession (as defined in Article 1.6(b)) of Suite 200 to and including April 30, 1995.

                        (ii) Suite 204 -- Landlord must obtain the consent of the current tenant of Suite 204 to terminate its lease and vacate the Building, without payment of any lease termination fee or any other charge payable by Landlord to such tenant. Upon delivery of possession (as defined in Article 1.6(b)) of Suite 204 to Tenant, Tenant shall pay to Landlord a lump sum in the amount of $250 per month from the date of early termination of the lease of the current tenant of Suite 204 to and including October 14, 1994.

In each case, Landlord shall use its reasonable efforts to satisfy the contingency applicable to each such Suite and shall regularly inform Tenant of the status thereof.

        1.7 Late Delivery. If for any reason Landlord cannot deliver possession of the Initial Premises (excluding Suites 301 and 305) within ten (10) business days following the date of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage as a result thereof. If for any reason other than a Force Majeure Delay (as defined in the Work Letter) Landlord cannot deliver possession of the Initial Premises (excluding Suites 301 and 305) on or before sixty (60) days following said ten (10) business day period, either Landlord or Tenant may terminate this Lease by giving the other written notice of termination at any time thereafter and prior to delivery of possession. If for any reason Landlord cannot deliver possession of the Contingent Premises within one hundred eighty (180) days following the execution and delivery of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage as a result thereof; provided, however, either Landlord or Tenant may terminate this Lease with respect to the Contingent Premises by giving the other written notice of termination at any time thereafter and prior to delivery of possession.

        1.8 Option to Extend. Landlord hereby grants Tenant an option to extend the term with respect to the Demised Premises for one (1) additional period of five (5) years. Such option to extend the term shall be referred to herein as the "Extension Option," and the five (5) year period of such Extension Option shall be referred to herein as the "Option Term." The Option Term shall commence on the day following the Expiration Date. The Extension Option is subject to and conditioned upon each of the following:

                (a) Notice of Exercise. Tenant must notify Landlord in writing of its exercise of the Extension Option, and such written notice must be given on or before the date that is nine (9) months prior to the Expiration Date.

                (b) Terms. Tenant's occupancy of the Demised Premises pursuant to the exercise of the Extension Option shall be upon all of the same terms and conditions contained in this Lease, except that there shall be no further option to extend the term of this Lease, the Base Monthly Rent shall be adjusted to equal ninety five percent (95%) of the Fair Market Rent for the Demised Premises being extended, the Base Year shall be the calendar year in which such Option Term commences if such Option Term commences within the first six (6) months of a calendar year or the calendar year following the year in which such Option Term commences if such option Term commences in the final six (6) months of a calendar year, and the Tenant Improvement Allowance shall be as set forth below. The term "Fair Market Rent" for the Demised Premises for the Option Term applicable thereto shall mean the "fair market" base rent at the commencement of the Option Term for the Demised Premises for a term equal to the Option Term, based on the prevailing rental rates then being charged in arms'-length transactions for new leases and for lease renewals or extensions (so long as such renewals or extensions are based on then current fair market rental value or the rental rates thereunder are adjusted to compensate for any discounts from fair market rental value provided for in any renewal or extension) of comparable space and having a term similar to the Option Term (i) in the Building, and (ii) in comparable buildings in the greater San Rafael area ("Comparable Buildings"). To the extent there are both comparable new leases and lease renewals and extensions for leased premises in excess of 10,000 square feet, the comparables for lease renewals and extensions shall be given priority. Concessions or inducements then being offered in arms'-length transactions in the Building or in Comparable Buildings shall be considered in determining Fair Market Rent, including, without limitation, "free rent" periods, improvement or refurbishment allowances then being given by Landlord or landlords of Comparable Buildings for comparable space and comparable lease terms (but giving due regard to the value of the then existing tenant improvements in the Demised Premises and existing tenant improvements in Comparable Buildings), moving allowances, and other cash payments from a landlord to or on behalf of a tenant, such as payments for lease takeovers. Fair Market Rent shall also take into account leasing commissions, attorneys' fees, or other transaction costs that may be saved by Landlord by way of such extension compared with leasing space to a new tenant. In the event Tenant exercises its Extension Option, landlord hereby agrees to pay to Tenant $5.00 per rentable square foot of the Demised Premises (plus any Expansion Space then extended) as a Tenant Improvement Allowance for refurbishment of the improvements in the Demised Premises pursuant to a work letter substantially similar to the Work Letter attached hereto as Exhibit D. Any unused or unfunded portion of such Tenant Improvement Allowance shall be available to Tenant as a credit against the Base Monthly Rent first due and payable during the Expansion Option term. Notwithstanding anything to the contrary contained in this Article 1.8, in no event shall the Fair Market Rent be less than the Base Monthly Rent for the Demised Premises immediately prior to the commencement of the Option Term.

                (c) Fair Market Rent. Fair Market Rent shall be determined in the following manner:

                        (i) The actual Fair Market Rent for such Option Term shall be specified by Landlord in a written notice ("Landlord's Rent Determination Notice") given to Tenant not less than ninety (90) days prior to commencement of the option Term, subject to Tenant's right of arbitration as set forth below.

                        (ii) The parties shall have a period of twenty (20) days after the Landlord's Rent Determination Notice within which to negotiate and attempt to agree upon the Fair Market Rent for the Demised Premises. If the parties are unable to agree upon the Fair Market Rent for the Demised Premises within twenty (20) days after Landlord's Rent Determination Notice, then both Landlord and Tenant shall each designate, within ten (l0) days of the lapse of such twenty (20) day negotiation period, a real estate broker licensed in the State of California and engaged in the office brokerage business in Marin County for at least the immediately preceding five (5) years. If one party fails to notify the other of its designated broker, the broker designated on a timely basis shall be the sole broker to determine the issues. In the event that two brokers are chosen, the brokers so chosen shall meet within ten (l0) business days after the second broker is appointed, and if within ten (10) business days after such first meeting the brokers shall be unable to agree upon the Fair Market Rent, they shall appoint a third broker, who shall be a competent anal impartial person with qualifications similar to those required of the first two brokers pursuant to this Article. Each of said three brokers shall, within fifteen (15) days after the appointment of the third broker, determine the Fair Market Rent for the Demised Premises for a term equal to Option Term. The Fair Market Rent shall be the arithmetic average of such three determinations; provided, however, that if any such broker's determination deviates more than ten percent (10%) from the median of such determinations, the Fair Market Rent shall be equal to the average of the two closest determinations.

                (d) Arbitration Fees. Landlord shall pay the costs and fees of Landlord's broker in connection with any determination of Fair Market Rent hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one-half by Tenant.

                (e) Late Rent Determination. If the amount of the Fair Market Rent is not known as of the commencement of the option Term, then Tenant shall continue to pay the Base Monthly Rent for the Demised Premises in effect at the time of Landlord's Rent Determination Notice until the amount of the Fair Market Rent is determined. When such determination is made, if Tenant has underpaid the Base Monthly Rent applicable for the Option Term, Tenant shall pay such deficiency to Landlord upon demand, or if Tenant has overpaid such Base Monthly Rent, Landlord shall, at Tenant's option, credit such overpayment in full against Tenant's payment of Base Monthly Rent next coming due hereunder or, to the extent such overpayment exceeds one months Base Monthly Rent, credit one months Base Monthly Rent against Tenant's payment of Base Monthly Rent next coming due hereunder and pay the balance of such overpayment to Tenant upon demand.

                (f) No Default. Tenant's right to exercise the Extension Option is subject to the condition precedent that there is no outstanding uncured default by Tenant under this Lease at the time of exercise of such right.

        1.9 Right to Terminate. Landlord hereby grants Tenant a one-time right to terminate this Lease ("Termination Right"), such termination to be effective on September 30, 1999; provided, Tenant notifies Landlord in writing of the exercise of its Termination Right on or before December 31, 1996, and pays to Landlord on or before September 30, 1999 a one-time termination fee equal to $7.00 per rentable square foot of space then currently comprising the Demised Premises. Tenant's Termination Right is subject to the condition precedent that there is no uncured default by Tenant under this Lease at the time of exercise of such right.

        1.10 Base Monthly Rent. From and after the date that is one (1) month following the Commencement Date for each particular suite(s) comprising the Demised Premises, Tenant shall pay to Landlord during the term rent in the amount of $1.70 per rentable square foot per month (the "Base Monthly Rent"); provided, however, with respect to Suite 306, the Base Monthly Rent shall commence two (2) months following the Commencement Date for the balance of the suites comprising the Initial Premises, unless Tenant occupies Suite 306 for business purposes prior to the expiration of said two (2) month period, in which case the Commencement Date for Suite 306 shall be the later of (i) such date of occupancy, or (ii) one (1) month following the Commencement Date for the balance of the suites comprising the Initial Premises.

        1.11 Payment Dates. Base Monthly Rent shall be payable by Tenant in consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in the Lease Terms, or such other place as Landlord shall designate, without any prior demand therefor and without any abatement, deduction or setoff whatsoever except as otherwise expressly provided in this Lease. If one or more of the respective Commencement Dates should occur on a day other than the first day of a calendar month, or one or more of the respective Expiration Dates should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated on a daily basis based upon the number of days in such month. In addition to the Base Monthly Rent, Tenant shall pay the amount of any rental adjustments and additional payments as and when hereinafter provided in this Lease.

        1.12 Interest; Late Charges. Notwithstanding any other provisions of this Lease, for the second and each subsequent time within any calendar year that any installment of Base Monthly Rent or additional charges is not paid to Landlord within five (5) days after the same is due hereunder, said installment or additional charge shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of (i) two percent (2%) above the rate of interest publicly announced from time to time by Bank of America N.T.& S.A. at its San Francisco headquarters as its "Reference Rate" for commercial borrowing adjusted monthly on the first day of each month, such adjustment to be effective for the following month, and (ii) the highest rate permitted by law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder. In addition to such interest, Tenant acknowledges that the late payment by Tenant of any installment of Base Annual Rent or additional charges not paid to Landlord when due hereunder will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which costs being extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administrative and collection costs, and processing and accounting expenses. Therefore, for the second and each subsequent time within any calendar year that any installment of Base Annual Rent or additional charges is not received by Landlord from Tenant within five (5) days after the same is due, Tenant shall immediately pay to Landlord a late charge equal to five percent (5%) of the amount due. Landlord and Tenant agree that this late charge represents a reasonable sum considering all the circumstances existing on date of this Lease, including the relationship of the sum to the loss to Landlord that could reasonably be anticipated by such non-payment by Tenant and the anticipation that proof of actual damages would be costly or inconvenient. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such non-payment by Tenant nor shall it prevent Landlord from exercising all other rights and remedies available to Landlord under this Lease.

2.      OCCUPANCY

        2.1 Purpose. Tenant shall use and occupy the Demised Premises for the purpose set forth in Article I of Section I and for no other purpose without the prior consent of Landlord.

        2.2 Common Areas. Except as otherwise specifically set forth in this Lease, the manner in which the Common Areas are used, maintained and operated and the expenditures therefor shall be at the sole and reasonable discretion of Landlord, governed by the terms of this Lease.

        2.3 Right to Change Common Areas. The purpose of the attached Exhibits A-1, A-2, A-3 and B is only to show the approximate location of the Demised Premises in the Building, and such exhibits are not meant to constitute an agreement as to the specific location of the Common Areas or the elements thereof or of the accessways to the Demised Premises or the Site. Landlord hereby reserves the right, at any time and from time to time, to (a) make alterations in or additions to the Site and the Common Areas, including without limitation, adding additional office space or other improvements to the parking garage provided existing parking ratios remain the same, changes in the location, size, and shape of driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscaped areas and walkways, (b) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Demised Premises remains available, (c) designate property outside the Site to be part of the Common Areas, (d) use the Common Areas while engaged in making alterations in or additions or repairs to the Site, and (e) change the arrangement and location of entrances or passageways, corridors, stairs, toilets and other public parts of the Building; provided, however, in no event shall Landlord make any changes to the Common Areas that would materially adversely affect the Demised Premises, the parking areas of the Building, or any services provided to the Demised Premises by the Building Systems (as defined in Article 4.1 below), or that would diminish the ability of Tenant to enter the Building or to use the Demised Premises. Tenant agrees that no diminution of light, air or view by any such parking garage improvements or, any structure that may be erected on property not on the Site after the Commencement Date for the Initial Premises shall entitle Tenant to any reduction of Base Monthly Rent or result in any liability of Landlord to Tenant.

        2.4 Common Area Easements. Landlord reserves the right from time to time to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Site, as long as such easements, rights, dedications, maps and covenants conditions and restrictions do not unreasonably, interfere with the use of the Demised Premises, the Building, or the parking areas of the Building by Tenant. The

Building and the Site may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion; provided, however, Landlord shall not name or allow anyone else to name the Building after any other tenant in the Building so long as Tenant occupies at least 70,000 square feet of rentable space in the Building; and further provided that any name for the Building shall not be a part of the official nailing address for tenants of the Building.

        2.5 Use of Parking Spaces. The parking spaces to be provided to Tenant pursuant to Article L of Section I shall be used for parking only by vehicles no larger than full-sized passenger automobiles, commute vans, or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Article 2.5, Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away the vehicle involved if such vehicle has not been removed within three (3) hours after receipt by Tenant of notice (written or telephonic) to Tenant and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

3.      ASSIGNMENT, MORTGAGE, SUBLETTING

        3.1 Consent Required. Neither Tenant, nor Tenant's legal representatives, successors or assigns shall mortgage or encumber this Lease, and any such mortgage or encumbrance shall be voidable, at the option of Landlord. Except as provided below, neither Tenant, nor Tenant's legal representatives, successors or assigns, shall assign this Lease, or sublet, or use or occupy or permit the Demised Premises or any part thereof to be used or occupied by others, without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Any assignment, sublease or permission without such consent shall be voidable, at the option of Landlord. If this Lease shall be assigned, or if the Demised Premises or any part thereof shall be sublet or occupied by any party other than Tenant, Landlord may, after default by Tenant and the failure to cure such default during any applicable cure periods, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the obligations on the part of Tenant herein contained. Any sale or other transfer, including transfer by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall not be an Assignment for purposes of this Article 3; and therefore, shall not require the prior consent of Landlord. No assignment, whether with or without Landlord's consent, shall relieve Tenant from its covenants and obligations under this Lease.

        3.2 Grounds for Denying Consent. Notwithstanding any contrary provision of the foregoing, it shall be reasonable for Landlord to deny such consent to an assignment or sublet in the following circumstances:

                        (i) The use to be made of the Demised Premises by the
                proposed assignee (a) violates the terms of Article 2, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage lease to, another tenant of the Building or the Site, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect): or

                        (ii) The financial responsibility of the proposed
                assignee (as opposed to a proposed subtenant) is not reasonably satisfactory to Landlord.

        3.3 Further Conditions to Assignment. Tenant's right to assign this Lease are further conditioned upon the following:

                (i) That Tenant shall reimburse Landlord for all reasonable attorney's fees incurred by Landlord in connection therewith, whether or not such proposed assignment is consented to by Landlord;

                (ii) That the proposed assignee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease;

                (iii) That an executed duplicate original of said assignment and assumption agreement shall be delivered to Landlord within five (5) days after the execution thereof, and that such assignment shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto; and

                (iv) That the consent by Landlord to an assignment shall not be construed to relieve Tenant or the assignee from obtaining the express consent in writing of Landlord to any further assignment or to release Tenant from any liability whether past, present or future under this Lease or to release Tenant from any liability under this Lease because of Landlord's failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease.

Notwithstanding any provision contained in this Lease to the contrary, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all or a portion of the Demised Premises to any parent or subsidiary of Tenant, to any person, firm or corporation which shall be controlled by, under the control of, or under, control with Tenant, or to any corporation into which Tenant may be merged, consolidated or which purchases all or substantially all of the assets of Tenant.

        3.4 Right to Share Rent. Notwithstanding the foregoing provisions of this Article 3 and without relinquishing or diminishing any of Landlord's rights of prior approval, in the event that Landlord consents to an assignment of this Lease or a sublease of all or any part of the Demised Premises, and Tenant receives rent in connection with such assignment or sublease which exceeds the Base Monthly Rent (or the pro rata portion thereof) or receives cash or other consideration in respect of such assignment or sublease, Tenant shall pay to Landlord when and as received fifty percent (50%) of any such excess rent or other consideration reduced only by leasing commissions not to exceed standard leasing commissions then payable for comparable space in the central Marin County area.

4.      ALTERATIONS

        4.1 Alterations. Tenant shall make no alterations, decorations, additions or improvements in or to Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or conditioned; and then only by contractors or mechanics reasonably approved in advance in writing by Landlord Tenant shall submit such information as Landlord shall reasonably require, including, without limitation (i) plans and specifications, (ii) evidence of insurance coverage in such types and amounts and from such insurers as other owners of Comparable Buildings may require and
(iii) all permits and licenses required in connection with such work; provided, that Tenant shall not be required to pay to Landlord any fee for Landlord's review of such documents or information (including architectural or engineering drawings). Landlord shall within ten (10) business days following receipt of such plans review and provide to Tenant written comments to such plans. Failure of Landlord to respond with written comments within such ten (10) business days shall constitute Landlord's approval of said plans and, to the extent such improvements are the type with respect to which Landlord has the right to give a Removal Notice (as defined below), such failure shall also constitute Landlord's Removal Notice with respect to such improvements. Notwithstanding the foregoing, Tenant may, without the Landlord's consent, but with prior notice to Landlord containing such plans, cost estimate and other information reasonably requested by Landlord, make any cosmetic, non-structural alterations, additions and improvements to the Demised Premises and any alterations, conditions and improvements to the Demised Premises costing less than $50,000 that are non-structural in nature, do not in any way effect the Building mechanical, plumbing or electrical systems ("Building Systems"), do not increase the overall density of individual offices per square foot from the overall density of individual offices per square foot shown on the Space Plan attached to the Work Letter as Schedule 1, do not otherwise materially increase the density set forth in said Space Plan and do not create offices smaller than 9.8' x 11', measured from centerline to centerline of walls. All such work shall be done at Tenant's sole cost and expense. All work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction (including but not limited to the Americans with Disabilities Act of 1990, Pub. L. 101-336 and other similar laws from time to time in effect), and in full compliance with the rules, orders, directions, regulations and requirements of the insurance underwriters or other governmental authority having jurisdiction thereof which are necessary for the maintenance of all-risk property insurance for the Demised Premises (the "Insurance Underwriters"). Before commencing any work, Tenant shall give Landlord at least ten (10) days' written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord from having its interest in the Demised Premises, the Building or the Site made subject to a mechanic's lien and, at Landlord's election with respect to any work costing more than $50,000 and at a time when the current ratio (current assets to current liabilities) of Tenant is less than 1.5 to 1, shall deposit the total budgeted cost for all such alterations, decorations, additions or improvements in an escrow account for disbursement pursuant to the procedure set forth in Section 8(b) of the Work Letter (in lieu of such escrow procedure, Tenant may secure, at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work). Any mechanic's lien filed against the Demised Premises or against the Building or the Site or any of the areas used in connection with the operation of the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be discharged by Tenant, by bond or otherwise, within fifteen (15) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions, or improvements upon the Demised Premises, made by Tenant, including, without limiting the generality of the foregoing, all panelling, partitions, railings, mezzanine floors, galleries and the like, shall become the property of Landlord, and shall remain upon, and be surrendered with the Demised Premises, as a part thereof, at the end of the term; provided, however, Landlord shall have the right to require Tenant to remove such alterations by giving Tenant notice (the "Removal Notice") at the time of consent to such alterations, and then only to the extent that such alterations do not increase the overall density of individual offices per square foot shown on the Space Plan attached to the Work Letter as Schedule 1, do not otherwise materially increase the density set forth in said Space Plan and do not create offices smaller than 9.8' x 11', measured from centerline to centerline of walls. Notwithstanding any terms to the contrary contained in this Lease, Tenant shall be required at the expiration or earlier termination of this Lease, to remove at its sole cost and expense any personal property of Tenant, exterior signage installed by Tenant, computers and related equipment including peripheral equipment and tape and disk vaults, all projectors and projection screens and related equipment, blackboards, whiteboards, tack boards, and other display units, telephone systems (excluding wiring), electronic security systems (excluding wiring), paging systems (excluding wiring), phone system equipment including patch panel and subfeed panel locations for such phone systems, CRT patch panels and all other trade fixtures of Tenant, and those improvements with respect to which Landlord has given the Removal Notice.

5.      REPAIRS

        5.1 Tenant Repairs. Subject to Landlord's repair and maintenance obligations set forth in this Lease, Tenant shall, except for ordinary wear and tear, make all repairs in and about the Demised Premises necessary to preserve them in good order and condition, which repairs shall be in quality and class equal to or better than the original work. Such repairs shall include, without limitation, fixtures, interior walls, interior surfaces of exterior walls (however excluding windows and window gaskets), plumbing and sewage facilities and equipment (including all sinks, toilets, faucets and drains), excluding only the water and sewage distribution lines in the Building, and doors located within the Demised Premises. Notwithstanding the foregoing provisions of this
Article 5.1, Tenant shall not be responsible for any repairs or maintenance, (i) to the extent made necessary by any defects in the Building or Demised Premises (excluding defects in the tenant improvements constructed by Tenant), (ii) covered by Landlord's insurance or which would be covered under the insurance Landlord is required to carry under Article 14.4, whichever is greater, (iii) required as the result of the negligence or willful misconduct of Landlord or Landlords agents, servants, employees, licensees, invitees, contractors or subcontractors or (iv) made necessary by any default by Landlord under the terms of this Lease.

        5.2 Landlord Repairs. Landlord shall maintain, in good condition, the Common Areas, the foundations, exterior walls and roof of the Building, all window frames and windows, all structural elements of the Building, and the Building plumbing (excluding plumbing which Tenant is required to repair pursuant to Article 5.1), heating, ventilating or air conditioning and the Building water, sewer and electrical distribution systems. Landlord shall not be in breach of its obligation to make any repairs or replacements hereunder until the expiration of thirty (30) days following written notice from Tenant to Landlord of the need therefor. Except as provided in Articles 10, 12.3 and 19.1 hereof, there shall be no allowance to Tenant for a diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Building or any of the areas used in connection with the operation thereof, or the Demised Premises, or in or to fixtures, appurtenances or equipment, or by reason of the act or neglect of Tenant or any other tenant or occupant of the Building; and in no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matters; provided, however, in the event the Demised Premises (or a portion thereof) are rendered unusable due to any such repair work by Landlord, Landlord's agents, employees, contractors or third parties performing such repair work at the Building or Site, then one (1) day of Base Monthly Rent (or portion thereof according to the part of the Demised Premises rendered unusable) shall be abated for every day the Demised Premises (or portion thereof) are rendered unusable. Tenant hereby waives all rights under the provisions of Sections 1932, 1933, 1941 and 1942 of the Civil Code of the State of California and all rights under any law in existence during the term of this Lease authorizing a tenant to make repairs at the expense of a landlord or to terminate a lease upon the complete or partial destruction of the leased premises; provided, however, Tenant shall have those rights expressly set forth in this Lease.

        5.3 Tenant's Failure to Repair. If Tenant fails to perform Tenant's obligations under Article 5.1, Landlord shall give Tenant notice of such acts as are reasonably required to fulfill such obligations. If Tenant fails to commence the work within thirty (30) days after notice and diligently prosecute the work to completion, then Landlord shall have the right (but not the obligation) to do such acts or expend such funds at the expense of Tenant as are reasonably required to perform such work.

6.      REQUIREMENTS OF LAW, INSURANCE

        6.1 Requirements of Law. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities (collectively, "Laws," or individually, a "Law") pertaining to Tenant's use of the Demised Premises and with any recorded covenants, conditions and restrictions affecting the Site, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Demised Premises, and shall not do or permit to be done, any act or thing upon the Demised Premises, which will invalidate or be in conflict with any insurance policy covering the Building or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do or permit it be done, any act or thing upon the Demised Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Demised Premises; provided, however, that Tenant shall not be required to make any alterations of or improvements to the Demises Premises or to the Building (structural or otherwise) in order to so comply unless such alterations or improvements shall (i) be necessitated or occasioned by the particular nature or manner of Tenant's use of the Demised Premises; or (ii) relate to Tenant's failure to comply with Laws with respect to alterations made by Tenant pursuant to Article 4 hereof or tenant improvements made by Tenant pursuant to the Work Letter or any subsequent work letter between Landlord and Tenant, including but not limited to the Americans with Disabilities Act of 1990, Pub. L. 101-336 and other similar laws from time to time in effect. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law.

        6.2 insurance Underwriters. Tenant shall comply with all rules, orders, directions, regulations and requirements of the Insurance Underwriters or any other similar body, and shall not do, or permit anything to be done, in or upon the Demised Premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Building or any of areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or on property located therein. If by reason of failure of Tenant to comply with the provisions of this Article, any insurance rate shall at any time be higher than it otherwise would be, then Landlord shall provide Tenant written notification of such increase together with reasonable documentation demonstrating such increase and Tenant's actions as the cause thereof. Tenant shall have fifteen
(15) days from receipt of such notice to either remedy such action that caused such increase in insurance premiums or to reimburse Landlord for such increase. To the extent that such action remains unremedied, Tenant shall promptly pay such increased insurance premiums when and as incurred by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rate for the Building or the Demised Premises issued by the Insurance Underwriters, or other body making insurance rates for the Building or the Demised Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate than applicable to the Demised Premises.

        6.3 ADA Requirements. Tenant hereby agrees to perform all work to the areas within the Demised Premises so as to comply with the then current requirements of the Americans with Disabilities Act of 1990, Pub. L. 101-336 and other similar laws from time to time in effect); and notwithstanding anything to the contrary contained in the Lease, Landlord hereby agrees to perform all work to the Building (excluding the Demised Premises) and the Common Areas, including, without limitation, all entryways, all bathrooms in the Building, and all hallways, so as to comply, in Landlord's reasonable judgment, with the current requirements of the Americans with Disabilities Act of 1990, Pub. L. 101-336 and other similar laws from time to time in effect). Both parties agree to perform their respective obligations herein in a timely manner so as to not to interfere with the use or occupancy of the Demised Premises or the Building.

7.      SUBORDINATION, MORTGAGES, NONDISTURBANCE

        7.1 Subordination. This Lease is subject and subordinate to (i) all ground or underlying leases, mortgages and deeds of trust which now affect the real property of which the Demised Premises forms a part or affect the ground or underlying leases, (ii) all renewals, modifications, consolidations, replacements and extensions thereof, and (iii) any ground or underlying leases, mortgages, or deeds of trust which may hereafter affect the real property of which the Demised Premises forms a part or affect the ground or underlying leases; provided, however, that it shall be a condition precedent to such subordination that Tenant receive from such lessor, mortgagee or beneficiary a fully executed original of the Subordination, Non-Disturbance and Attornment Agreement specified in Article 7.4 below.

        7.2 Mortgages. In the event of foreclosure or exercise of power of sale under any mortgage or deed of trust now or hereafter affecting the real property of which the Demised Premises forms a part, Tenant shall attorn to such holder or purchaser; provided, however, that it shall be a condition precedent to such attornment that Tenant receive from such lessor, mortgagee or beneficiary a fully executed original of the Subordination, Non-Disturbance and Attornment Agreement specified in Article 7.4 below, or (b) notwithstanding this Article, such holder or purchaser may elect that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust.

        7.3 Further Assurances. Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all reasonable instruments desired by such holder or purchaser evidencing the superiority of this Lease to any said mortgage or deed of trust.

        7.4 Nondisturbance. Notwithstanding anything to the contrary herein contained, any ground or underlying lease, mortgages or deeds of trust which may hereafter affect the real property of which the Demised Premises forms a part, or affect the ground or underlying leases, this Lease shall not be subject or subordinate thereto unless and until Landlord obtains from the mortgagee under this mortgage, beneficiary under the deed of trust, ground lessor under any ground lease or other secured party under any other security instrument or arrangement placed against the Demised Premises, a Subordination, Non-Disturbance and Attornment Agreement substantially in the form of Exhibit E attached hereto, or after using its best efforts, landlord is unable to obtain such agreement, then with such reasonable changes as the secured party may request provided such changes do not materially increase the obligations of Tenant under this Lease, or otherwise have a material adverse affect upon Tenant's rights under this Lease. Tenant shall, upon request by Landlord, execute and deliver a Subordination, Non-Disturbance and Attornment Agreement in the form required by this Article 7.4.

8.      RULES AND REGULATIONS

        8.1 Rules an Regulations. Tenant and Tenant's Agents, servants, employees, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit F, and such other and further reasonable Rules and Regulations as Landlord or Landlords agents may from time to time adopt. If there is a conflict between the Rules and Regulations and any provision of this Lease, the provisions of this Lease shall prevail. Landlord agrees that it will not change or modify the Rules and Regulations in any way which (i) materially reduces the specific obligations of Landlord to perform under the terms and conditions of this Lease, (ii) materially interferes with Tenant's use and enjoyment of the Demised Premises, or (iii) materially interferes with the conduct of Tenant's normal business operations. Landlord shall not be responsible to Tenant for the violation or nonperformance of any Rules and Regulations by any other tenants or occupants of the Building, but Landlord agrees to apply and administer the Rules and Regulations in a fair manner. Should any tenant in the Building receive any waiver or special dispensation from Landlord with regard to the Rules and Regulations, Tenant shall be entitled to a similar waiver or special dispensation.

9.      LIABILITY AND INDEMNIFICATION

        9.1 Tenant Indemnification. Tenant agrees to indemnify Landlord against, and protect, defend and save Landlord harmless from, any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Demised Premises, including, without limiting the generality of the foregoing, (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, and (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or of the employees, suppliers, shippers, customers or invitees of Tenant or any such other person, in, on or about the Demised Premises, the Building or the Site, whether prior to, during, or after the expiration of, the term including, without limitation, any act, omission or negligence in the making or performing of any alterations. Tenant further agrees to indemnify Landlord's agent responsible for the management of the Building, Common Areas and the Site, against and hold it harmless from any and all loss, cost, liability, damage and expense including, without limitation, counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy condition occurrence, happening, act, omission or negligence referred to in the preceding sentence.

        9.2 Landlord Indemnification. Landlord agrees to indemnify Tenant against, and protect, defend and save Tenant harmless from, any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines and counsel fees, incurred in connection with or arising from Landlord's negligent or willful act in, on or about the Building, including, without limiting the generality of the foregoing, (a) any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord's part to be observed or performed, and (b) the negligent use or occupancy or manner of use or occupancy of the Building by Landlord in, on or about the Building or the Site, whether prior to, during, or after the expiration of, the term of the Lease.

        9.3 Limitation of Landlord's Responsibility. Except to the extent caused by Landlord or Landlord's agents, employees or contractors, Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Demised Premises or any part of the Building, Common Areas or Site or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage to or loss of property within the Demised Premises from any causes whatsoever, including latent defects in the Building, Common Areas, the Site, or the Demised Premises or theft.

        9.4 Tenant's Payments. Except where a longer or shorter period is specifically provided for in this Lease for a particular expenditure, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord of Tenants defaults, and (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in
Article 9.1.

10.     DAMAGE OR DESTRUCTION

        10.1 Damage of Destruction. If the Demised Premises or any portion of the Building or Site required by Tenant to use the Demised Premises as intended shall be partially damaged by fire or other cause, the damages shall be repaired by and at the expense of Landlord and the Base Monthly Rent until such repairs shall be made shall be apportioned according to the part of the Demised Premises which is used by Tenant. No liability shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, for reasonable delay on account of a Force Majeure Delay (as defined in the Work Letter), or any other cause beyond Landlord's control; provided, however, if such damage is not fully repaired within six (6) months, Tenant shall have the option thereafter to terminate this Lease. If the Demised Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and Landlord shall decide not to restore or rebuild the same, or if the Building shall, in Landlord's reasonable judgment, be so damaged that Landlord shall decide to demolish it and to rebuild it, then in any of such events Landlord may, within ninety (90) days after such fire or other cause which results in structural damage to the Building, or within sixty (60) days after such fire or other cause which does not result in structural damage to the Building, give Tenant notice of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. If Landlord decides to rebuild the Building, Landlord shall, within the applicable sixty (60) or ninety (90) day period after such fire or other cause, give Tenant notice of such decision, and Landlord shall proceed to rebuild the Building at the expense of Landlord and the Base Monthly Rent until such reconstruction has been completed shall abate. No liability shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control; provided, however, if Landlord does not commence such repairs within three (3) months and diligently pursue construction of the Building, or if the Building is not completed within six (6) months of Landlord's decision to rebuild, Tenant shall on or before the expiration of such applicable three (3) month or six (6) month period give Landlord fifteen (15) days prior written notice of its intention to terminate this Lease, and thereafter Tenant shall have the option to terminate this Lease if Landlord has not, within said fifteen (15) day period, either commenced or completed such repairs, whichever is applicable. Notwithstanding anything to the contrary contained in this Article 10.1, in the event that more than fifty percent (50%) of rentable square feet of the Demised Premises then leased by Tenant are totally damaged or are rendered wholly untenantable by fire or other cause, Tenant may, within thirty (30) days after such fire or other cause, elect to terminate this Lease by giving Landlord written notice of such decision. Upon any such termination Tenant shall be entitled to receive reimbursement for the then current value of the portion of the tenant improvements paid for by Tenant pursuant to the Work Letter or any subsequent work letter, but only to the extent of insurance proceeds actually received by Landlord from insurance required to be carried by Landlord under Article 14.4, and only after Landlord has received reimbursement for the then current value of such tenant improvements paid for by Landlord pursuant to the work letter or any subsequent work letter. Landlord shall diligently pursue recovery of such insurance proceeds.

        10.2 No Obligation to Rebuild Beyond Insurance. Notwithstanding anything contained in this Article 10 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Demised Premises or the Building an amount greater than the insurance proceeds actually received by Landlord as a result of the fire or other casualty causing such loss, damage or destruction.

        10.3 Tenant Waivers. The provisions of this Lease, including this
Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Demised Premises, the Building or any other portion of the Site; and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, With respect to any rights or obligations concerning damage or destruction in any absence of an express agreement between the parties, and any similar statute or regulation, now or hereafter in effect, shall have no application to this lease or to any damage to or destruction of all or any part of the Demised Premises, the Building or any other portion of the Site.

        10.4 Waiver of Subrogation. Notwithstanding the provisions of this
Article 10, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Building, or the Demised Premises, from causes then included under standard fire and extended coverage insurance policies endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, servants, employees, contractors, visitors or licensees, but only to the extent of insurance proceeds actually received by Landlord from insurance required to be carried by Landlord under Article 14.4, for such damage or destruction. Landlord shall diligently pursue recovery of such insurance proceeds. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not caused by the negligence of Landlord, its agents, servants, employees, contractors, visitors or licensees. Landlord and Tenant represent that their insurance policies shall permit such waiver.

       10.5 Loss of Waiver. If at any time during the term of this Lease either party shall give no less than five (5) days prior notice to the other certifying that any insurance carrier which shall have issued any such policy covering any of the property above mentioned shall refuse to consent to the aforesaid waiver of subrogation, or if such carrier shall consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or such carrier shall revoke a consent previously given or shall cancel or threaten to cancel any policy previously issued and then in force and effect, because of such waiver of subrogation, then, in any of such events, such party shall use its best efforts to obtain another policy of insurance that contains the waiver in this Article 10.

11.   EMINENT DOMAIN

       11.1 Eminent Domain. If the whole Demised Premises shall be taken or condemned for all or any portion of the term by any competent authority for any public or quasi public use or purpose, or transferred by agreement in connection with such public or quasi public use or purpose with or without any condemnation action or proceeding being instituted (collectively, a "Taking" or "Condemnation"), then, the term of this Lease shall terminate as of the date when the possession of the Demised Premises shall be required for such use or purpose, and without apportionment of the award, such that the entire award .is paid to Landlord. The then current rental, however shall in any such case be apportioned. Except as otherwise provided in Article 11.2, Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof.

       11.2 Tenant's Award. Nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically,for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business if such award is made separately to Tenant and not as part of the damages recoverable by Landlord.

       11.3 Partial Taking. If any portion of the Demised Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant shall have the right to elect to terminate this Lease if the remaining portion of the Demised Premises is rendered inaccessible or unusable to Tenant. If any part of the Common Areas of the Building is taken by Condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Demised Premises. If such a taking materially interferes with access to the Demised Premises, either party shall have the election to terminate this Lease. Any termination pursuant to this Article 11.3 shall be as of the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award, such that the entire award is paid to Landlord. The then current rental; however, shall in any such case be apportioned. Except as otherwise provided in Article 11.2, Tenant hereby expressly assigns to Landlord any award which may be made in any taking or condemnation as therein provided, together with any and all rights of Tenant now or hereinafter arising in or to the same or any part thereof.

       11.4 Restoration. If there is a partial taking of any portion of the Demised Premises and this Lease remains in full force and effect pursuant to this Article 11, Landlord, at its cost, shall accomplish all necessary restoration so that the balance of such portion of the Demised Premises is returned as near as practical to their condition immediately prior to the date of Taking.

       11.5 Temporary Taking. If all or any portion of the Demised Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. Tenant shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

       11.6 Landlord Settlement. Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Demised Premises, the Building, the Site or any portion thereof sought by the condemnor, free from this Lease and the rights of Tenant hereunder, condemnor first institutes an action or proceeding (but there shall be no requirement that such action be pursued to judgment).

12.    SERVICES

       12.1 Landlord's Services. Landlord shall:

              (1) Provide automatic elevator facilities on normal business days from 6:00 a.m. to 6:30 p.m. and have one elevator available at all other times.

              (2) On normal business days from 8:00 a.m. to 6:00 p.m. (and at other times for the actual then current charge per hour per fan room (which charge is currently estimated to be $9.32 per hour), as such may be adjusted annually, provided such charge does not exceed Landlords actual cost with no mark-up) ventilate the Demised Premises and furnish heating or air conditioning as required for Tenant's comfortable use and normal occupancy of the Demised Premises with temperatures between the range of 68 degrees F dry bulb and 76 degrees F dry bulb. Tenant agrees to keep and cause to be kept closed all doors from the Demised Premises and the windows in the Demised Premises, and Tenant agrees to cooperate fully at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Tenant shall not install or use in the Demised Premises any equipment which would generate heat so as to adversely affect the heating, ventilating and air conditioning system; provided, however, Tenant shall have the right to use computers and other standard office machines as is customary in offices of a company that creates and produces computer software as the same may change from time to time (however, to the extent that such use by Tenant increases the demands on the heating, ventilating and air conditioning system beyond the level required by standard office use, Landlord reserves the right to install supplemental equipment in the Demised Premises to address such increased use, and to charge Tenant for the cost thereof, and/or any increased costs relating to such use). Landlord, throughout the term of this Lease, shall have free access to any and all mechanical installations of Landlord or Tenant, including, but not limited to, air conditioning, fan, ventilating and machine rooms, telephone rooms and electrical closets; provided, however, with respect to any non-emergency situation occurring outside normal business hours, Landlord shall notify Tenant and afford Tenant the opportunity to have a representative present during such access if such access is to a room that is located within the Demised Premises. Tenant agrees that there shall be no construction partitions or other obstructions which might interfere with Landlords free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors, visitors or licensees' shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said, mechanical installations.

              (3) Provide electricity for lighting and normal office business machines, including, without limitation, computers or electronic data processing or ancillary equipment. Tenant agrees not to use any apparatus or device in, or upon, or about the Demised Premises which may in any way increase the amount of such electricity usually furnished or supplied to said premises and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without prior written consent of Landlord provided, however, Tenant shall have the right to use computers and other standard office machines as is customary in offices of a company that creates and produces computer software as the same may change from time to time (however, to the extent that such use by Tenant increases the amount of electricity used in the Demised Premises for standard office-purposes, Landlord reserves the right to charge Tenant for the increased electricity cost relating to such use). At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation, but Landlord shall not reduce such capacity, risers or wiring during the term of this Lease for any extension thereof.

              (4) Furnish water for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense Tenant agrees to pay for water consumed as shown on said meter as and when bills are rendered and on default in making such payment, Landlord may, pay such charges and collect the same from Tenant.

              (5) Cause the Demised Premises and the Common Areas to be kept clean and neat in accordance with the specifications set forth on Exhibit G attached hereto Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Demised Premises exclusively as ordinary desk type offices.

              (6) Maintain the Women and Men's public restrooms in the Building in a clean and sanitary condition, including the furnishing of soap, paper towels, toilet tissue and other restroom supplies customarily supplied in Comparable Buildings.

              (7) Landlord install at Landlords expense replacement Building standard fluorescent bulbs, light bulbs and ballasts as needed in the Demised premises and the Common areas.

       12.2 Notice of Shut-Downs. Landlord shall notify Tenant in writing at least twenty-four (24) hours before any intentional shut-down of electrical power or HVAC serving the Demised Premises, except in the case of an emergency. Subject to the foregoing sentence and the terms of Section 12.3 below, Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or for inspection, repairs, alterations, decorations, additions or improvements; which in the judgement of Landlord are desirable or necessary to be made, until same shall have been completed, and shall have not responsibility or liability for failure to supply any of such services in such instance.

       12.3 Interruption of Services. Notwithstanding the terms of this Lease to the contrary (including, Article 12.2 above and Tenant's self-help remedy provided for in Article 19.1), if any Building service is interrupted for a period of two (2) consecutive days due to the negligence or willful acts of Landlord, its agents, servants, employees, contractors or subcontractors, or for a period of ten (14) consecutive business days due to any other reason (other than the misuse, negligence or willful act of Tenant, or Tenants agents, servants, employees, contractors or subcontractors) and such failure renders the Demised Premises unusable for Tenant's normal business operations, then there shall be an abatement of Base Monthly Rent from and after said second or tenth day, as the case may be, until such services are restored. Landlord agrees to use all reasonable efforts to restore such services as soon as possible. In the event that Landlord fails to initiate and diligently prosecute curative actions within sixteen (16) business hours following receipt by Landlord of written notice from Tenant of any such service interruption, Tenant shall have the right to immediately exercise Tenant's self-help rights and remedies pursuant to
Article 19.1 below without providing Landlord with any other or further cure period.

       12.4 HVAC Improvements. Landlord acknowledges that at the inception of this Lease the HVAC system in the Building requires upgrade and improvement in order to provide adequate capacity and quality of heating, ventilating and air conditioning to the Building and the Demised Premises. In order to satisfy Landlord's obligation to provide proper services and so as to minimize the interruption of services, Landlord hereby agrees to perform at its cost and expense all upgrades to the Building Systems so as to satisfy the standards set forth in Exhibit H attached hereto. Such upgrades shall be substantially complete and operating with respect to the Demised Premises prior to the Commencement Dates for the respective portions of the Demised Premises.

13.    ACCESS TO DEMISED PREMISES

       13.1 Access to Demised Premises. Subject to the terms of Article 5 with respect to repairs and Article 12 with respect to services, Tenant shall permit Landlord to use and maintain pipes and conduits in and through the Demised Premises; provided, such pipes and conduits are concealed above the ceiling, beneath the floor or behind the demising walls, and do not interfere with Tenant's use of the Demised Premises. Landlord and Landlord's agents shall have the right to enter (with Tenant afforded the opportunity to accompany Landlord or Landlord's agent) the Demised Premises at reasonable hours upon at least twenty-four (24) hours advance written notice (except in the case of emergency) to examine the same and to make such repairs required of Landlord hereunder and Landlord shall be allowed to take all material into and upon the Demised Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in parts provided, any such entry is strictly of a temporary nature. In the event any such entry by Landlord renders the Demised Premises unusable for more than two (2) consecutive days, the Base Monthly Rent shall abate from and after said second day for so long as said entry renders the Demised Premises unusable. Landlord and Landlord's agents are expressly granted permission to show the Demised Premises at any reasonable time upon at least twenty-four (24) hours advance written notice to prospective tenants, mortgagees, purchasers, lessees of the Building and other persons with a business interest therein; provided, however, that Landlord shall only exhibit the Demised Premises to prospective tenants during the final eight (8) months of Tenant's occupancy of the Demised Premises. Landlord agrees to use reasonable efforts in connection with any entry to minimize any interference with Tenant's business operations and to protect Tenant's employees and property within the Demised Premises, and Tenant shall cooperate with such efforts. Landlord shall be responsible for any damage to persons or property within the Demised Premises caused by such entry by Landlord. If Tenant shall not be personally present to open and permit an entry into the Demised Premises when for emergency reasons an entry therein shall be necessary, Landlord or Landlords agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Site or the Building or any part thereof, other than as otherwise provided in this Lease.

14.    INSURANCE

       14.1 Tenant's Insurance. Tenant shall carry at its expense and maintain in force during the term the following insurance:

              (1) Commercial General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis for the benefit of Tenant and Landlord as additional insured against claims for "personal injury" liability including without limitation bodily injury, death or property damage liability with a limit of not less than $5,000,000.00 in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence", such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

              (2) Insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings and fixtures belonging to Tenant located in the Demised Premises for not less than 100% of the actual replacement value thereof; and

              (3) Such other insurance as may be reasonably required by Landlord in connection with the Demised Premises or tenant's activities in the Site, provided such insurance is then carried by owners of comparable Class A buildings in the San Francisco Bay Area.

       14.2 Policy Requirements. All such insurance shall name Landlord as additional insured, shall be effected under policies issued by insurers licensed to do business in the State of California and with general policy holder's ratings of at least A and financial rating of at least XI, as rated by A.M. Best's Insurance Reports and shall provide that Landlord shall receive thirty
(30) days' written notice from the insurer prior to any cancellation or change of coverage.

       14.3 Evidence of Insurance. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within ten (10) days after delivery to Tenant of bills therefor. Nothing contained in this Article 14 shall be construed as a limitation of Tenant's liability hereunder.

       14.4 Landlord's Insurance. Landlord shall maintain policies of insurance covering loss of or damage to the Building (including tenant improvements and subsequent alterations) in the full amount of its replacement cost. Such policies shall provide protection (subject to reasonable deductibles) against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage, and any other perils (e.g., flood and earthquake) that Landlord reasonably deems appropriate; provided, however, that with respect to earthquake insurance Landlord may not include the cost of earthquake insurance as an Expense unless the estimated cost of such insurance that would have been payable in the applicable Base Year is included as an Expense in the Base Year. If Landlord and Tenant are unable to agree on the estimated cost of earthquake insurance for the Base Year, Landlord shall designate a qualified insurance broker reasonably acceptable to Tenant to provide such estimate.

       14.5 Waiver of Subrogation. Notwithstanding any other term or provision of this Lease to the contrary, Landlord and Tenant hereby both release the other and their respective employees, agents, servants, licensees and invitees from and waive any claims either may have against the other or their employees, agents, servants, licensees or invitees for any loss or damage to the Building, Demised Premises, improvements on or to the Building, Demised Premises, or to the contents of the foregoing and any personal property stored or placed thereon by either of them caused by any of the perils insurable against under fire and extended coverage insurance policies with "all risk" endorsement, whether such damage or loss was caused by the negligence of either of them or their respective employees, agents, servants, invitees or licensees. The foregoing mutual release and waiver of subrogation shall apply whether or not such insurance on the Building, Demised Premises, improvements, contents and/or personal property was in force at the time of the loss or damage. Moreover, each party agrees to take all actions necessary to make the foregoing release effective and binding upon their respective insurance carriers so that such carriers specifically waive any right of subrogation that such carriers might otherwise have against the other party and/or their respective employees, agents, servants, invitees or licensees, and Landlord and Tenant shall each indemnify, the other against and reimburse the other for any and all loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

15.    CERTIFICATES OF OCCUPANCY

       15.1 Certificates of Occupancy. Tenant shall not at any time use or occupy the Demised Premises in violation of the certificates of occupancy issued for the Building or the Demised Premises and in the event that any department of the City or County in which the Building is located, or the State of California, shall hereafter at any time contend or declare that the Demised Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall upon five (5) days' notice from Landlord or any governmental agency, immediately discontinue such use of the Demised Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Article 18 hereof. Landlord hereby represents and warrants that the Demised Premises may be used for general office purposes.

16.    SECURITY

       16.1 Security. Tenant, at its expense and otherwise in accordance with the terms and conditions of Article 4 hereof, may install such additional safety and security systems or devices, including, without limitation, locked documentation rooms, tape and disk vaults, smoke detectors, electronic security devices and auxiliary emergency electric power supplies: provided that, if Landlord so elects and Tenant approves, any such system must be integrated into the Building's fire life safety system. Tenant shall have the right by installation of a key system or otherwise, to control access to the Demised Premises and access of all elevators to floors wholly occupied by Tenant: provided that Tenant's use of such system shall not interfere with the other tenants in the Building or Landlord's obligations to provide services or perform any work under this Lease, and Tenant shall provide Landlord with keys to such system. The removal of all such systems and devices at expiration or early termination of this Lease shall be governed by Article 4 hereof.

17.    BANKRUPTCY

       17.1 Prior to Term. If at any time prior to the date herein fixed as the Commencement Date for the Initial Premises, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statue or by an order of any court shall be entitled TO possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by Article 17.3 hereof or by virtue of any, other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant

       17.2 During Term. If at the date fixed as the Commencement Date for the Initial Premises or if at any time during the term there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, and such petition is not released within ninety (90) days of the date of filing, this Lease, at the option of Landlord exercised within twenty (20) days following the lapse of such ninety
(90) day period may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by Article 17.3 hereof or by virtue of any other provision in this Lease contained or by virtue of any statute or rule of law, may retain as damages any rent, security, deposit or moneys received by it from Tenant or others on behalf of Tenant.

       17.3 Remedies. In the event of the termination of this Lease pursuant to Articles 17.1 and 17.2, Landlord shall be entitled to the same rights and remedies as those set forth in Articles 18.4 and 21 of this Lease.

18.    DEFAULT

       18.1 Tenant's Breach. It shall, at Landlord's option, be deemed a breach of this Lease if Tenant (a) fails to make any payments of money pursuant to this Lease ten (10) days following written notice from Landlord of failure to pay such money, or (b) defaults in fulfilling any other term, covenant, condition, provision or agreement of this Lease clause (b) continues to exist at after notice thereof given by Landlord to Tenant (provided, however, that in the case of any such failure that cannot reasonably be cured within thirty (30) days, Tenant shall be allowed such additional period as may be reasonably required by Tenant to cure such default with due diligence, provided Tenant begins to cure such default within such thirty (30) day period and thereafter diligently and continuously pursues said cure to completion).

       18.2 Termination Notice. In the event that Landlord elects, pursuant to
Article 18.1, to declare a breach of this Lease, then Landlord shall give Tenant three (3) days notice of intention to end the term of this Lease and thereupon at the expiration of said three (3) days, the term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for expiration of the term hereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so quit and surrender the Demised Premises as aforesaid, Landlord shall have right, without notice, to re-enter the Demised Premises either by force or otherwise and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Demised premises by unlawful detainer or other summary legal proceedings, and remove their effects and regain possession of the Demised Premises (but Landlord shall not be obligated to effect the removal) and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end.

       18.3 Option to Continue Lease. In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Demised Premises), this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession as provided in Article 18.2 or, at Landlord's further option, by the giving of notice (including but not limited to any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminates Tenant's right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all rent as it becomes due hereunder. For the purposes of this Article, the following shall not constitute termination of Tenant's right to possession: (1) acts of maintenance or preservation or efforts to relet the Demised Premises, or (2) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

       18.4 Damages. In the event of termination of this Lease or termination of Tenant's right to possession (as a result of Tenant's breach of this Lease or pursuant to Article 17), Landlord shall have:

              (1) The right to remove any and all persona and property from the Demised Premises, with legal process, and pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as provided within this Lease or as such laws may then provide or permit, including but not limited to the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense or risk of and for the account of Tenant; provided, however, Landlord, shall provide written notice to Tenant as required by law prior to effecting the foregoing action.

              (2) The rights and remedies provided by California Civil Code
Section 1951.2 to recover from Tenant upon termination of the Lease:

                     (i) The worth at the time of award of the unpaid rent and other charges which had been earned at the time of termination;

                     (ii) The worth at the time of award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                     (iii) Subject to Subdivision (c) of the California Civil Code Section 1951.2, the worth at the time of award of the amount by which the unpaid rent and other charges for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                     (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth" at the time of award of the amounts referred to in clauses (i) and (ii) of this Article 18.4(2) shall be computed by allowing interest at the Default Rate. The worth at the time of the award of the amount referred to in clause (iii) of this
       Article 18.4(2) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent

              (3) The rights and remedies provided by California Civil Code section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent and additional charges as they become due, for as long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Article 18.4(3) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Demised Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease, subject to the limitations set forth in Article 3.2.

              (4) To enforce, to the extent permitted by the laws of the State of California then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

       18.5 Landlord's Right to Perform Work. In addition to any other rights and remedies available to Landlord, if Tenant shall default in the performance of any obligation on Tenant's part to be performed under this Lease, Landlord may upon thirty (30) days written notice to Tenant in the case of a non-emergency, or, in the case of an emergency, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including but not limited to employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with a term, covenant, condition, provision or agreement hereof, or, if Landlord is compelled to incur or elects to incur any expense (including but not limited to reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of any default of Tenant hereunder, the sum or sums so paid or incurred by Landlord with interest at the Default Rate shall be due from Tenant to Landlord promptly upon demand by Landlord.

19.    LANDLORD'S DEFAULT

       19.1 Landlord's Default. If Landlord shall fail to keep or perform any of its obligations under this Lease with respect to the making of any payment to Tenant or the performance of any other obligation of Landlord under this Lease, and upon the continuance of such failure on Landlord's part for fifteen (15) days after the receipt by Landlord and any holder of any mortgage or the beneficiary of any deed of trust secured by the Building ("Mortgagee") of written notice of such failure from Tenant (provided, however, that in the case of any such failure which cannot reasonably be cured within fifteen (15) days, Landlord shall be allowed such additional period as may be reasonably required by Landlord to cure such failure with due diligence, provided Landlord begins to cure such default within such fifteen (15) day period and thereafter diligently and continuously pursues said cure to completion), and without waiving or releasing Landlord from any obligation, then Tenant may (but shall not be obligated to), following receipt by Landlord and any Mortgagee of an additional fifteen (15) day written notice of such continuing failure (a) make such payment, or Tenant may perform such obligation (but repairs shall be limited to repairs to the Demised Premises, the Building Systems and the Common Areas, all of which shall be non-structural) and all sums actually paid or incurred by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Default Rate, from the date of payment by Tenant, date payment was due to Tenant or date a cost was incurred by Tenant, shall be paid by Landlord to Tenant within thirty (30) days after demand, and, if not so paid by Landlord, Tenant shall have the right to submit its claim to binding arbitration pursuant to the American Arbitration Association. In the event Tenant obtains a favorable decision pursuant to such arbitration and thereafter Landlord fails to pay the full amount then due, Tenant shall have the right to offset such sums against any Base Monthly Rent, additional rental or other amounts thereafter payable by Tenant under this Lease, or (b) Tenant may pursue any other remedies available to Tenant at law or in equity to collect payment and/or cause Landlord to cure such default. The foregoing remedies of Tenant shall be cumulative; but the foregoing right to offset shall be limited to Autodesk, Inc., to any parent or subsidiary of Autodesk, Inc. to any person, firm or corporation which shall be controlled by, under the control of, or under control with Autodesk, Inc., or to any corporation into which Autodesk, Inc. may be merged, consolidated or which purchases all or substantially all of the assets of Autodesk, Inc.

20.    NO REPRESENTATIONS BY LANDLORD

       20.1 No Representations. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Site, the Building or the Demised Premises except as herein expressly set forth.

21.    END OF TERM

       21.1 Surrender. Upon the expiration or other termination of the term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear and tear and damage by casualty which Tenant is not specifically obligated to restore hereunder excepted. Tenant shall remove all property of Tenant. Any property left on the Demised Premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth in Article 18, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Demised Premises at the expiration or other termination of this Lease, and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. If Tenant holds over after, the term with the express consent of Landlord, such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay the rent and all the other charges at the same rate as herein provided and also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If Tenant holds over after the term without the consent of

Landlord and shall fail to vacate the Demised Premises after the expiration or sooner termination of this Lease for any cause or after Tenant's right to occupy same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease Tenant shall be liable to Landlord for the use and occupancy of the Demised Premises in an amount agreed to be 125% of the monthly installment of Base Monthly Rent, and all the other charges as provided in this Lease for the last month of the term. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this
Article 21 shall survive the expiration or other termination of this Lease.

22.    QUIET POSSESSION

       22.1 Quiet Possession. Landlord covenants and agrees with Tenant that upon Tenant's paying Base Monthly Rent and all other charges and observing and performing all of the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Demised Premises for the term subject, however, to the terms of this Lease and of any ground leases, underlying leases, mortgages and deeds of trust affecting all or any portion of the Building or any of the areas used in connection with the operation of the Building.

23.    TERMINATION, NO WAIVER, NO ORAL CHANGE

       23.1 Termination, No Waiver, No Oral Change. In the event that this Lease terminates for any reason (including but not limited to termination by Landlord) prior to its natural expiration date, such termination will effect the termination of any and all agreements for the extension of this Lease (whether expressed in an option, exercised or not, or collateral document or otherwise); any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof; and any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the extended term in which the Lease was terminated. Except as provided by law, an interruption or curtailment of any services shall not constitute a constructive or partial eviction or except as provided herein, entitle Tenant to any abatement of rent or any compensation (including but not limited to compensation for annoyance, inconvenience or injury to business). No act or thing done by Landlord or Landlord's agents during the term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said premises prior to the termination of this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations attached to this Lease, or hereafter adopted, against Tenant or any other tenant in the Building or in the Site shall not be deemed a waiver of any such Rule and Regulation. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties, and recites the entire consideration given and accepted by the parties. Any agreement hereafter made shall be ineffective to charge, modify, waive or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

24.    WAIVER OF TRIAL BY JURY [INTENTIONALLY DELETED]

25.    INABILITY TO PERFORM

       25.1 Inability to Perform. Except as expressly set forth elsewhere in this Lease, this Lease and the obligation of Tenant to pay rent and other payments due hereunder and the obligations of both Landlord and Tenant to keep, observe and perform all of the other terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant and Landlord, as the case may be, to be kept, observed or performed shall in no way be affected, impaired or excused because the other party is unable (i) to fulfill any of its obligations under this Lease, or (ii) to supply, or is delayed or curtailed in supplying, any service expressly or implied to be supplied, or (iii) to make, or is delayed or curtailed in making, any repairs, alterations, decorations, additions or improvements, or (iv) to supply, or is delayed or curtailed in supplying, any equipment or fixtures, if the other party is prevented, delayed or curtailed from so doing by reason of any cause beyond its reasonable control including, but not limited to, acts of God, industry-wide strikes or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or agency, private or governmental or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and the other party shall not be subject to any liability resulting therefrom. Tenant waives and releases its right to terminate this Lease under
Section 1932(1) of the California Civil Code or under any similar law or statute now or hereafter in effect.

26.    BILLS AND NOTICES

       26.1 Bills and Notices. Except as otherwise in the Lease provided, a bill, statement, consent, or notice of communication which one party may desire or be required to give to the other party must be in writing and served by registered or certified mail (postage fully prepaid) or nationally recognized overnight carrier, addressed to the other party, at the address set forth in Article J of Section I, or at such other address as the parties shall designate by notice given as herein provided, and the time of the giving of such notice, request, demand or communication shall be deemed to be the time when the same is received or receipt of which is rejected. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed of trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder by registered or certified mail.

27.    ADDITIONAL CHARGES FOR INCREASED OPERATING EXPENSES AND TAXES

       27.1 Definitions. For purposes of this Article 27, the following terms shall have the meanings hereinafter set forth:

              (1) "Computation Year" shall mean each twelve (12) consecutive month period commencing January 1st of each year during the term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Excess Taxes and Expenses (as hereafter defined) shall be equitably adjusted for the Computation Years involved in any such charge:

              (2) "Tenant's Share" shall mean the percentage computed by dividing the Rentable Area of the Demised Premises by the total Rentable Area of the office space in the Building and, if either the Rentable Area of the Demised Premises or the total rentable area of the office space in the Building is changed, Tenant's Share shall be appropriately adjusted so long as such adjustment does not increase the amounts that Tenant would be obligated to pay Landlord in the absence of such adjustment, and, as to the Computation Year in which such change occurs, for purposes of this Article 27, Tenant's Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.

              (3) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Building and the Site (collectively, the "Real Property") (including any taxes, assessments, or charges levied upon or charged against Tenant alterations and improvements to the extent not paid by Tenant pursuant to Article 28) or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Real Property or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, day care, open space, art, police, fire or other governmental services or purported benefits to the Real Property (including, without limitations, any gross receipts tax or excise tax with respect to the receipt of such rent), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Real Property, or on the use or occupancy of the Real Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Real Property, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision public corporation, district or other political or public entity, and shall also include other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes, but only to the extent of such actual reduction obtained and thereafter realized by Tenant. Notwithstanding the foregoing, Real Estate Taxes shall not include (i) any taxes payable by Tenant under Article 28 or by other tenants of the Real Property under similar provisions of their respective leases, or (ii) any penalties, fines interest or charges attributable to the late payment of any taxes by Landlord.

              (4) "Applicable Taxes" with respect to any Computation Year shall mean 100% of the Real Estate Taxes for which bills have been rendered during such Computation Year.

Notwithstanding the foregoing, if any Real Estate Tax is levied or assessed solely with respect to either the office or retail space of the Real Property by reason of such space being office or retail space, then the term Applicable Taxes for any Computation Year (i) shall include 100% of the amount of any such Real Estate Tax that is levied or assessed solely with respect to the office space of the Real Property, and (ii) shall not include any such Real Estate Tax that is levied or assessed solely with respect to the retail space of the complex; provided, however, to the extent Tenant's software business is considered to be a retail business, Tenant shall be solely responsible for any Applicable Taxes resulting therefrom. In the event of any changes or alterations to the Real Property for which the tax statement from the taxing authority does not allocate assessments, Landlord shall initially make a reasonable determination of the proper allocation of such assessments based, to the extent possible, upon records of the assessor and, if not so available, then on an equitable basis.

              (5) "Expenses" shall mean the total reasonable cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the office space and the common areas of the Real Property, including without limitation, (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of non-capital routine, repairs and general maintenance cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake (but only to the extent included as an Expense in the Base
Year) and other insurance; (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical and other employee benefits for employees directly engaged in the operation and management of the Building; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Real Property; (vi) the cost of supplying, replacing and cleaning employee uniforms; (vii) the fair market rental value of either the Landlord's or the property manager's offices in the Real Property, such office not to exceed 700 rentable square feet of space; (viii) the cost, including rental charges, of any capital improvements made to the Real Property as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, (but only to the extent the savings obtained and thereafter realized by Tenant), or made to the Real Property after the date of this lease that are required under any governmental law or regulation that was not applicable to the Real Property at the time of commencement of the term, such cost to be amortized over the useful life of such improvement together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; and (ix) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Real Property. For purposes of computing Tenants Additional Charges pursuant to this Article 27, Expenses for the Real Property that are not, in Landlord's reasonable discretion, allocable or chargeable solely to either the office or retail space of the Real Property shall be allocated between and charged to the office and retail space of the Real Property on an equitable basis as determined by Landlord. Notwithstanding anything to the contrary contained, the following are excluded from Expenses:

                     (A) Any personal property taxes payable by Tenant under
       Article 28 or by other tenants of the Real Property under similar provisions in their leases;

                     (B) Repairs or other work occasioned by fire, windstorm or other casualty (except for the cost of such repairs or other work that relates to the deductible portion of the insurance policy covering such casualty) or by the exercise of the right of eminent domain (to the extent such cost is a capital improvement, such cost to be amortized over the useful life of the improvement);

                     (C) Leasing commissions, accountants or attorneys fees, costs and disbursements and other expenses incurred in connection with proposals, negotiations or disputes with tenants or other occupants or prospective tenants or other occupants;

                     (D) Costs (including permit, license and inspection fees) incurred in constructing tenant improvements or decorating, painting or redecorating space for tenants or other occupants or vacant rentable space;

                     (E) Except to the extent provided in Article 27.1(5)(viii) above, costs incurred by Landlord for any alteration, repair, renovation or replacement of latent defects, or equipment that is considered a capital improvement or replacement under generally accepted accounting principles;

                     (F) Except to the extent provided in Article 27.1(5)(viii) above, depreciation and amortization;

                     (G) Except to the extent provided in Article 27.1(5)(viii) above, interest on debt or amortization payments on any mortgages or deeds of trust or any other borrowings;

                     (H) Costs of any capital improvements, repairs or replacements, other than such as are specifically included as Expenses in
       Article 27.1(5)(viii) above;

                     (I) Costs incurred in advertising and promotional activities for marketing of the Building;

                     (J) The cost of art work for any Common Areas;

                     (K) Landlord's costs of any service sold to any tenant or occupant of the Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the Lease or occupancy agreement with that tenant or other occupant (including, without limitation, after-hours HVAC costs incurred by other tenants or occupants);

                     (L) Costs incurred due to Landlord's violation of any terms and conditions of the Lease or any other lease relating to the Building or any law, ordinance or governmental rule or regulation affecting the Building;

                     (M) Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis;

                     (N) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                     (O) The cost of completing any punch-list work;

                     (P) The cost of balancing or adjusting the HVAC, plumbing or electrical systems in the Building prior to the commencement date of this term;

                     (Q) Wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord;

                     (R) The cost of correcting defects in the construction of the Building or in the equipment located therein;

                     (S) The cost of repairs or replacements arising as a consequence of Landlord's failure to maintain an ongoing program of regular maintenance, service and repair of any element or component of the Building or any Building Systems;

                     (T) The cost of any item of service or repair to the extent
       (i) covered by any warranty, guaranty or insurance policy maintained or held by Landlord or (ii) such cost would have been covered by insurance proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease;

                     (U) The costs of tools and equipment used initially in the construction, operation, repair and maintenance of the Building;

                     (V) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a materially greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

                     (W) The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

                     (X) The monies required to create and/or maintain any "reserve" accounts for the maintenance or repair of the Building or site;

                     (Y) The cost of the removal, encapsulation or other appropriate remediation of any hazardous materials in the Building; and

                     (Z) Except to the extent provided in Article 27.1(5)
       (viii), any other expense that under generally accepted accounting principals would not be considered a normal maintenance or operating expense.

              (6) The computation of Expenses shall be made in accordance with generally accepted accounting principles.

              (7) "Excess Taxes and Expenses" shall mean the amount, if any, by which the sum of Applicable Taxes and Expenses for any Computation Year exceeds the sum of Applicable Taxes and

Expenses for the calendar year 1994 with respect to the Initial Premises and the Contingent Premises, and otherwise as specifically provided in this Lease ("Base Year"); provided, however that the component of Excess Taxes and Expenses that is classified as either Applicable Taxes or Expenses that are within Landlord's control shall not exceed one hundred and eight percent (108%) of the same component in the preceding year (for this purpose, items such as costs of utilities, insurance, real estate taxes and janitorial, to the extent janitorial is competitively bid, shall be deemed not within Landlord's control).

       27.2 Gross Up For Less Than 95% Occupancy. If occupancy of the Building during the Base Year or any subsequent year is less than ninety-five percent (95%), then variable Expenses for the Base Year or such subsequent year shall be "grossed up" to that amount of Expenses that, using reasonable projections, would normally be expected to be incurred during the Base Year or such subsequent year if the Building were ninety-five percent (95%) occupied during the Base Year or such subsequent year, as determined under generally accepted accounting principles consistently applied. The term "grossed up" as used in this Article shall mean and refer to the method of calculating variable Expenses which is reasonably designed to approximate the cost of providing a variable Expense service to the rentable areas of the Building which would typically be receiving such service. The gross-up treatment shall be applied only with respect to variable Expenses (which are those component expenses of Expenses that are affected by variations in occupancy levels) arising from services provided to space in the Building being occupied by tenants in order to equitably allocate such variable Expenses to the tenants receiving the benefit thereof; provided, however, that in no event shall such treatment result in any profit to Landlord. Such treatment shall take into account the degree to which such expenses would increase if the service in question were being provided to ninety-five percent (95%) of the rentable area of the Building, as opposed to the rentable area to which such service was actually provided, and shall also, take into account the period of time during the Base Year or subsequent year in question during which the occupancy of the Building was less than ninety-five percent (95%).

       27.3 Change of Policy. Any costs incurred because of a change of policy or practice in operating the Building that causes an increase in Expenses over Expenses incurred in the Base Year, shall be included as Expenses only if the change in policy or practice would have been made by operators of other Class A buildings in the San Francisco Bay Area. These changed expenses shall be included as Expenses to the extent of the increase in cost over the projected costs that would have been included as Expenses in the Base Year had the policy or practice been in effect during the entire Base Year.

       27.4 Allowances. Expenses shall be reduced by reimbursements, credits, discounts, reductions, or other allowances received or receivable by Landlord for items of cost included in Expenses. If Landlord receives a refund of any portion of the Real Property Taxes that were otherwise included in the Expenses paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses that Landlord reasonably incurred to obtain the refund.

       27.5 Tenant Payments. (1) Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12) of Tenant's Share of the Excess Taxes and Expenses for each Computation Year on or before the first day of each month of such Computation Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant. Landlord shall have the right to initially determine the monthly estimate of Excess Taxes and Expenses and to revise such estimate from time to time. If Landlord's revision of its estimate of Excess Taxes and Expenses discloses an underpayment or overpayment by Tenant of Tenant's Share of Excess Taxes and Expenses then the amount of such underpayment or overpayment shall be paid by Tenant to Landlord in the next installment of Rent or Additional Charges under this Lease or, as the case may be, credited against the next installment of Rent or Additional Charges due from Tenant to Landlord under this Lease.

              (2) After the expiration of each Computation Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax and Expense Statement"), setting forth in reasonable detail the Applicable Taxes and Expenses for the Computation Year, and Tenant's Share, if any, of Excess Taxes and Expenses. If Tenant's Share of the actual Excess Taxes and Expenses for such Computation Year exceeds the total amount thereof (including any adjustment or credit made pursuant to subparagraph (1) of this Article 27.5) paid by Tenant to Landlord for such Computation Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and Tenant's Share of the actual Excess Taxes and Expenses within thirty (30) days after the receipt of Landlord's Tax and Expense Statement, and if the total amount of Tenant's Share, of Excess Taxes and Expenses (including any adjustment or credit made pursuant to subparagraph
(1) of this Article 27.5) paid by Tenant for any such Computation Year, shall exceed Tenant's Share of the actual Excess Taxes and Expenses for such Computation Year, such excess shall be credited against the next installment of Rent or Additional Charges due from Tenant to Landlord hereunder.

       27.6 Proration of Computation Year. If the Expiration Date or earlier date of termination of this Lease shall occur on a date other than the last day of a Computation Year, Tenant's Share of

Excess Taxes and Expenses, if any, for the Computation Year in which the Expiration Date or earlier date of termination occurs shall be in the proportion that the number of days from and including the first day of the Computation Year in which the Expiration Date occurs to and including the Expiration Date bears to 365. Notwithstanding the foregoing, Landlord may, pending the determination of the amount, if any, of Excess Taxes and Expenses for such partial Computation Year, furnish Tenant with statements of estimated Excess Taxes and Expenses and Tenant's Share thereof for such partial Computation Year. Within fifteen (15) days after receipt of such statements from Landlord, Tenant shall pay as Additional Charges the amount of Tenant's Share of such Excess Taxes and Expenses. After such Excess Taxes and Expenses have been finally determined and Landlord's Tax and Expense Statement has been furnished to Tenant pursuant to
Article 27.5(2) hereof and if there shall have been an underpayment of Tenant's Share of Excess Taxes and Expenses, Tenant shall remit the amount of such underpayment to Landlord within thirty (30) days of receipt of such statements, and if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within thirty (30) days of the issuance of such statements.

       27.7 Books and Records. Landlord shall maintain all of its books and records pertaining to this Lease, the Building, and the Real Property reasonably necessary for Tenant to substantiate Landlord's Tax and Expense Statement and all other Additional Charges paid by Tenant pursuant hereto for each calendar year of this Lease or portion thereof for a period of two (2) years following the end of each such year. Landlord shall maintain such records on a current basis, in a manner consistent with the provisions of this Lease and with generally accepted accounting principles, consistently applied, and in sufficient detail to facilitate adequate audit and review thereof and, at all reasonable times, after reasonable notice is given to Landlord, such records shall be made available to Tenant or its representative for inspection, copying and audit at the Building. Landlord shall pay to Tenant the amount of any overpayment made by Tenant as disclosed by such audit, and Tenant shall pay to Landlord the amount of any underpayment as disclosed by such audit; provided, however, if such audit by Tenant discloses an overpayment by Tenant of more than five percent (5%), then in addition to the refund of such overpayment, Landlord shall reimburse Tenant for the cost of such audit. In the course of any audit that Tenant may undertake pursuant to Tenant's right to audit set forth herein, Tenant shall be limited (except for intentional fraud on the part of Landlord) to recover any overpayment it may have made to Landlord to overpayments made during the two (2) years prior to the date the audit is completed; and in the event Landlord discovers that certain Taxes and/or Expenses were not included as Excess Taxes and Expenses for the calendar year in which such Taxes and/or Expenses were incurred, Landlord shall only be able to include such Taxes and/or Expenses as Excess Taxes and Expenses in the two (2) subsequent calendar years following the calendar year such Taxes and/or Expenses were actually incurred.

28.    TAX ON TENANT'S PERSONAL PROPERTY

       28.1 Tax on Tenant's Personal Property. At least ten (10) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property (including tenant alterations and improvements to the extent such tenant alterations and improvements are personal property) located in or about the premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against the Landlord, or the proportion thereof resulting from said increase in assessment. The portion of real estate taxes payable by Tenant pursuant to this
Article 28.1 and by other tenants of the Real Property pursuant to similar provisions in their leases shall be excluded from Real Estate Taxes for purposes of computing the Additional Charges to be paid pursuant to Article 27 hereof.

29.    FOOD, BEVERAGES AND ODORS

       29.1 Food, Beverages and Odors. Tenant shall not operate any "for profit" restaurant, luncheonette or cafeteria, except with the prior consent of Landlord, and Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors to emanate from the Demised Premises.

30.    SECURITY DEPOSIT

       30.1 Security Deposit. Tenant shall not be required to provide a security deposit to Landlord.

31.    ARTICLE HEADINGS

       31.1 Article Headings. Article headings and subheadings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease.

32.    DEFINITIONS

       32.1. Definitions. The term "office," or "offices," wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale, display or storage at any time, of goods, wares or merchandise of any kind, or as a shop, or for manufacturing. The term "Landlord" as used in this Lease means only the owner or the mortgagee in possession or grantee in possession under a deed of trust, or the owner of the Lease of the Building for the time being, so that in the event of any sale or sales of said land and/or Building or of said Lease, or in the event of a lease of said land and/or Building, the same Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder incurred after the date of such sale; provided, however, the successor-in-interest to Landlord assumes in writing all of such obligations. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

33.    LANDLORD'S APPROVAL

       33.1 Landlord's Approval. The review, approval, inspection or examination by Landlord on any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency or any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and the Site and under this Lease, and no third employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

34.    BROKERAGE

       34.1 Brokerage. Tenant represents and warrants that the broker or brokers specified in Article O of Section I was (were) the sole broker or brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of the Demised Premises. Based on the foregoing representation and warranty, Landlord has agreed to pay the commissions pursuant to the schedule attached hereto as Exhibit I. Tenant agrees to indemnity and defend Landlord against and hold landlord harmless from any claims of brokerage commissions arising out of any discussions or negotiations allegedly had by Tenant with any other broker, including without limitation Damner Pike & Company and J.R. Parrish, inc.

35.    BINDING EFFECT

       35.1 Binding Effect. All of the terms, conditions, provisions and agreements of this Lease shall be deemed to be covenants. The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

36.    MISCELLANEOUS

       36.1 Offer to Lease. This Lease is offered to Tenant for signature by Tenant and this Lease shall not be binding upon Landlord unless and until such time as Landlord shall have executed and delivered the same.

       36.2 Contractors. Tenant shall not at any time prior to or during the term hereof, either directly or indirectly, use any contractors, labor or materials whose use would create any difficulty with other contractors or labor engaged by Tenant or Landlord or by others the construction, main tenancy or operation of the Demised Premises or the Building or the Site.

       36.3 Joint and Several Liability. If a partnership or more than one legal person is at any time Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all the terms, conditions, provisions and agreements of this Lease be kept, observed or performed by Tenant, and (2) the term Tenant as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice of refund to, or the signature of, any one or more of them, with respect this Lease, including but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

       36.4 California Law. This Lease shall be governed by and construed in accordance with California law.

       36.5 Partial Invalidity. In the event any term, condition, provision and agreement herein contained is held to be Invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, provision or agreement shall in no way affect any other term, covenant, condition provision or agreement herein contained.

       36.6 Security Patrol. Landlord shall not be obligated to provide or maintain any security patrol or security system. However, if Landlord elects to provide such patrol or system, the cost thereof shall be included in Expenses as defined in Article 27; provided however, Landlord may not include the costs of such patrol or system as an Expense unless the estimated cost of such patrol or system that would have been payable in the applicable Base
Year is included as an Expense in the Base Year. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

       36.7 Basement Storage. Any basement storage space or other storage space at any time demised to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provisions of this Lease to the contrary, (1) only such ventilation and heating will be furnished by Landlord as will, in Landlord's judgment, be adequate for use of said space for storage, (2) no cleaning, water, heat or air conditioning will be furnished therefor, and (3) only such electricity will be furnished thereto as will, in Landlord's judgment, be adequate to light said space as storage space.

       36.8 Time of Essence. Time is of the essence with respect to the performance of each and every provision of this Lease to be performed by Tenant.

       36.9 No Recordation. Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies herein. Landlord and Tenant both agree to execute and acknowledge, at the request of the other party a short form of this Lease in recordable form.

       36.10 Name Change. If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

       36.11 Estoppel Certificates. Upon either party's prior written request from time to time, the other party shall, within ten (10) business days, execute, acknowledge and deliver to the requesting party a statement in writing certifying to those facts for which certification has been requested, including without limitation (a) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full, force and effect) and (b) the data to which the Base Monthly Rent, additional payments and other charges are paid and (c) whether or not there is any default by Landlord or Tenant in the performance of any term, covenant, condition, provision or agreement contained in this Lease and further whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this Lease and, it there are, specifying such default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser, lessee, assignee or encumbrancer of the Demised Premises or of all or Any portion of the Building or the Site. A party's failure to deliver such statement within such time shall be deemed a statement that this Lease is in full force and effect, without modification except as may be represented by the requesting party.

       36.12 Limited Liability. The liability of Landlord for any default by Landlord under this Lease or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building, the Common Areas, the Site or the Demised Premises, shall be limited to the interest of Landlord in the Building, Common Areas and the Site. Tenant agrees to look solely to Landlord's interest in the Building, Common Areas and the Site for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article
36.12 shall apply equally and inure to the benefit of Landlord, its successors and their respective present and future partners, of all heirs, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns.

       36.13 Common Area Rights. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the Common Areas only for normal parking and ingress and egress by the invitees of Tenant and from the Building. If, in the opinion of Landlord, authorized persons are using the Common Areas by reason of the presence of Tenant in the Demised Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

       36.14 Governmental Regulation. If, as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in Site, the Demised Premises or the Building, Tenant shall comply therewith and shall be liable to Landlord for any surcharge imposed for any violation by Tenant.

       36.15 Due Authorization. Each of the persons executing this Lease on behalf of Landlord and Tenant warrants that Landlord or Tenant, as the case may be, is a duly authorized and existing corporation, that it has been and is qualified to do business in California, that it has full right and authority to enter into this Lease, and that each of the persons signing on behalf of Landlord and Tenant, as the case may be, were authorized to do so. Each party shall provide the other party with satisfactory evidence of such authority upon request.

       36.16 Dispute Resolution. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provisions of this Lease, the basis of the dispute shall be settled by judicial proceedings and the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and attorneys fees.

       36.17 Exhibits. Any rider or exhibit annexed hereto is made a part hereof.

37.    SIGNAGE

37.1 Signage. So long as Tenant leases and occupies least 95,387 rentable square feet in the Building, Tenant shall have the exclusive right for all exterior signage on the Building except for a general sign identifying "Marin Executive Center." Tenant's signage on the Building shall not cover or be larger than Landlord's general sign. If Tenant's signage on the Building predates Landlord's signage, Landlord shall not retroactively require Tenant to reduce the size of Tenant's Building signage. Subject to the rights of any existing tenants of the Building, Tenant shall have the non-exclusive right to have its name included in the existing monument sign at the entry drive, which signage shall be restricted to new tenants of at least 1,000 rentable square feet and shall be listed in descending order from top to bottom based on rentable square feet leased. In addition, upon occupancy of the Initial Premises, Tenant shall have the non exclusive right together with tenants occupying at least 10,000 rentable square feet to install a monument sign on the hill directly below the Building facing Highway 101 (the "Hill Sign"). So long as Tenant either (i) occupies the Initial Premises and continues to exercise any and all Expansion Options when and as they all arise, or (ii) occupies at least 95,387 rentable square feet in the Building, the right to display a Hill Sign shall be exclusive to Tenant. Tenant's Hill Sign may be lighted, provided such lighting is continuous (non-flashing). To the extent applicable, such signage shall be subject to the prior approval of the City of San Rafael and the Landlord, and in the case of the Landlord, such approval shall not be unreasonably withheld, delayed, or conditioned.

38.    HAZARDOUS MATERIALS

       38.1 Tenant Compliance. Tenant shall, at its sole cost and expense, comply with all federal, state or local laws from time to time in effect ("Hazardous Materials Laws") concerning the management, use, generation, storage, transportation, presence, discharge or disposal of hazardous, toxic, radioactive or carcinogenic materials, substances or wastes ("Hazardous Materials"). Tenant shall cause any and all Hazardous Materials brought onto or used, generated, stored or discharged by Tenant's improvement, alteration or use of the Demised Premises, to be removed from the Demised Premises, and transported for disposal in accordance with applicable Hazardous Materials Laws. Landlord shall have the right to enter the Demised Premises from time to time to conduct tests, inspections and surveys, concerning Hazardous Materials and to monitor Tenant's compliance with its obligations concerning Hazardous Materials and Hazardous Materials laws. Tenant shall immediately notify Landlord in writing of any voluntary cleanup or removal action instituted or proposed by Tenant, any enforcement, cleanup, removal or other governmental or regulatory action instituted or threatened, or any claim made or threatened by any person against Tenant, the Demised Premises, or the Site relating to any Hazardous Materials or any Hazardous Materials Laws. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant's use thereof and concerning Hazardous Materials or Hazardous Materials Laws. Tenant shall not negotiate or enter into any settlement agreement, consent decree or other compromise in respect of Hazardous Materials or Hazardous Materials Laws affecting the Demised Premises or the Site except after giving Landlord prior written notice and a full and fair opportunity to appear, intervene or otherwise assert and protect Landlord's rights and interests.

       38.2 Landlord's Representations. To the best of Landlord's knowledge, the Demised Premises, Building and Site are not in violation of any Hazardous materials laws. Neither Landlord nor, to Landlord's best knowledge, any third party has used, generated, manufactured, produced, stored, released or disposed of, on, under, above or about the Demised Premises, Building or Site any Hazardous Materials except immaterial amounts of residual office, cleaning and building supplies maintained to commercially reasonable standards, emissions and discharges from regular vehicular traffic, those used in ordinary landscaping operations occasioned by the use and occupancy of the Demised Premises, Building and Site, materials which do not, as of the date of this lease, violate any applicable Hazardous Materials Laws, and which are either incorporated into the structure of the building as useful building components, or otherwise handled, stored, or used in compliance with all applicable laws. There is no pending or, to Landlord's best knowledge, threatened proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Demised Premises, Building and Site, or the migration thereof from or to the other property. To the best of Landlord's knowledge there is and has never been any above or below ground storage tanks or tanks on, under, or above, or about the Demised Promises, Building or Site.

       IN WITNESS WHEREOF, Landlord and Tenant has respectively executed this Lease as of the day and year first above written.


LANDLORD:                                    TENANT:
---------                                    -------
CONNECTICUT GENERAL LIFE                     AUTODESK, INC.,
INSURANCE COMPANY, a Connecticut             a California corporation
corporation, by its authorized
agent, CIGNA INVESTMENTS, INC.,
a Connecticut corporation

                                             By:  /s/ ERIC HERR
                                                --------------------------------
                                             Its:
By:  /s/ JOSEPH W. SPRINGMAN                     -------------------------------
   -----------------------------------
Its: /s/ MANAGING DIRECTOR
    ----------------------------------

                        [EXHIBITS INTENTIONALLY OMITTED]